FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 22, 2008

CORE LABORATORIES N.V.,

and

CORE LABORATORIES LP,

as Borrowers,

BANK OF AMERICA, N.A.,

as

Administrative Agent, Swing Line Lender

and

L/C Issuer,
and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as

Sole Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

Section Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS 1

1.01 Defined Terms 1

1.02 Other Interpretive Provisions 25

1.03 Accounting Terms 26

1.04 Rounding 26

1.05 Exchange Rates; Currency Equivalents 26

1.06 Additional Alternative Currencies 27

1.07 Change of Currency 27

1.08 Times of Day 28

1.09 Letter of Credit Amounts 28

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS 28

2.01 Committed Loans 28

2.02 Borrowings, Conversions and Continuations of Committed Loans 29

2.03 Letters of Credit 30

2.04 Swing Line Loans 39

2.05 Prepayments 42

2.06 Termination or Reduction of Commitments 43

2.07 Repayment of Loans 43

2.08 Interest 43

2.09 Fees 45

2.10 Computation of Interest and Fees 45

2.11 Evidence of Debt 46

2.12 Payments Generally; Administrative Agent's Clawback 46

2.13 Sharing of Payments by Lenders 48

2.14 Increase in Commitments 49

2.15 Judgment Currency 50

2.16 Joint and Several Liability 50

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY 51

3.01 Taxes 51

3.02 Illegality 53

3.03 Inability to Determine Rates 54

3.04 Increased Costs 54

3.05 Compensation for Losses 56

3.06 Mitigation Obligations; Replacement of Lenders 57

3.07 Survival 57

ARTICLE IV. CONDITIONS PRECEDENT TO Credit Extensions 57

4.01 Conditions of Initial Credit Extension 57

4.02 Conditions to all Credit Extensions 59

ARTICLE V. REPRESENTATIONS AND WARRANTIES 60

5.01 Existence and Standing 60

5.02 Authorization and Validity 60

5.03 No Conflict; Government Consent 60

5.04 No Defaults or Violations of Law 61

5.05 Financial Statements 61

5.06 [Reserved] 62

5.07 Taxes 62

5.08 Litigation and Contingent Obligations 62

5.09 Subsidiaries 62

5.10 ERISA 62

5.11 Plan Assets 63

5.12 Accuracy of Information 63

5.13 Use of Proceeds 63

5.14 Regulation U 63

5.15 Material Agreements 63

5.16 Ownership of Properties 64

5.17 Patents and Intellectual Property 64

5.18 Environmental Matters 64

5.19 Investment Company Act 64

5.20 Labor Relations 64

5.21 Credit Parties as Percentage of Consolidated Entity 64

5.22 Taxpayer Identification Number; Other Identifying Information 65

5.23 Representations as to Foreign Obligors 65

ARTICLE VI. AFFIRMATIVE COVENANTS 66

6.01 Financial Reporting 66

6.02 Notices; Other Information 67

6.03 Payment of Obligations 68

6.04 Preservation of Existence, Etc 69

6.05 Maintenance of Properties 69

6.06 Maintenance of Insurance 69

6.07 Compliance with Laws 69

6.08 Books and Records 70

6.09 Inspection Rights 70

6.10 Use of Proceeds 70

6.11 Foreign Approvals and Authorizations 70

6.12 Additional Guarantees 70

6.13 Further Assurances in General 70

ARTICLE VII. NEGATIVE COVENANTS 71

7.01 Liens 71

7.02 [RESERVED] 72

7.03 Indebtedness 72

7.04 Fundamental Changes 74

7.05 Restricted Disbursements and Acquisitions 74

7.06 Swap Contracts 76

7.07 Change in Nature of Business 76

7.08 Transactions with Affiliates 76

7.09 Capital Expenditures 76

7.10 Use of Proceeds 76

7.11 Restrictions on Subsidiaries 76

7.12 Fiscal Year 77

7.13 Financial Covenants 77

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES 77

8.01 Events of Default 77

8.02 Remedies Upon Event of Default 79

8.03 Application of Funds 80

ARTICLE IX. ADMINISTRATIVE AGENT 81

9.01 Appointment and Authority 81

9.02 Rights as a Lender 81

9.03 Exculpatory Provisions 81

9.04 Reliance by Administrative Agent 82

9.05 Delegation of Duties 82

9.06 Resignation of Administrative Agent 82

9.07 Non-Reliance on Administrative Agent and Other Lenders 83

9.08 No Other Duties, Etc 84

9.09 Administrative Agent May File Proofs of Claim 84

9.10 Guaranty Matters 84

ARTICLE X. MISCELLANEOUS 85

10.01 Amendments, Etc 85

10.02 Notices; Effectiveness; Electronic Communication 86

10.03 No Waiver; Cumulative Remedies 88

10.04 Expenses; Indemnity; Damage Waiver 88

10.05 Payments Set Aside 90

10.06 Successors and Assigns 90

10.07 Treatment of Certain Information; Confidentiality 94

10.08 Right of Setoff 95

10.09 Interest Rate Limitation 95

10.10 Counterparts; Integration; Effectiveness 96

10.11 Survival of Representations and Warranties 97

10.12 Severability 97

10.13 Replacement of Lenders 97

10.14 Governing Law; Jurisdiction; Etc 98

10.15 Waiver of Jury Trial 99

10.16 No Advisory or Fiduciary Responsibility 99

10.17 USA PATRIOT Act Notice 100

10.18 Judgment Currency 100

10.19 Entire Agreement 100

10.20 Amendment and Restatement 100

SCHEDULES

1.01 Mandatory Cost Formulae
2.01 Commitments and Applicable Percentages
5.08 Litigation
5.09 Subsidiaries
5.22 Identification Numbers for Borrowers
7.01 Existing Liens
7.03 Existing Indebtedness
10.02 Administrative Agent's Office; Certain Addresses for Notices
10.06 Processing and Recordation Fees

EXHIBITS

A Form of Committed Loan Notice
B Form of Swing Line Loan Notice
C Form of Note
D Form of Compliance Certificate
E Form of Assignment and Assumption
F Form of Parent Guaranty
G Form of Subsidiary Guaranty
H [Reserved]
I [Reserved]
J-1 U.S. Opinion
J-2 Dutch Opinion
J-3 Netherlands Antilles Opinion
J-4 Canadian Opinion
K Subordination Agreement
L Contribution and Indemnity Agreement

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of January ___, 2008, among CORE LABORATORIES N.V., a Netherlands limited liability company, (the "Parent"), and CORE LABORATORIES LP, a Delaware limited partnership (the "US Borrower" and, together with the Parent, the "Borrowers" and, each a "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WHEREAS, the Borrowers, JPMorgan Chase Bank, N.A., as administrative agent (the "Prior Agent") and a letter of credit issuing bank, Bank of America, N.A., as syndication agent and a letter of credit issuing bank, and certain other banks (the "Prior Banks") have heretofore entered into that certain Third Amended and Restated Credit Agreement dated as of March 24, 2005, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December 20, 2005, as further amended by that certain Second Amendment to Third Amended Credit Agreement dated as of July 7, 2006, and as further amended by that certain Third Amendment to Third Amended Credit Agreement dated as of November 6, 2006 (as so amended, the "Third Amended and Restated Credit Agreement"), providing for commitments from the Prior Banks to make revolving loans for the benefit of the Borrowers on the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers desire to amend and restate the Third Amended and Restated Credit Agreement in order to restructure, refinance and rearrange all indebtedness (other than indebtedness with respect to any Existing Letters of Credit) evidenced by and outstanding under the Third Amended and Restated Credit Agreement (such indebtedness the "Prior Indebtedness"), and to modify the commitments from the Prior Banks, pursuant to which the Lenders will make Loans to the Borrowers and Letters of Credit will be issued by the L/C Issuer under the several responsibilities of the Lenders for the account of the Borrowers from time to time prior to the Maturity Date; and

WHEREAS, the Lenders and the L/C Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article IV), to amend and restate the Third Amended and Restated Credit Agreement in order to restructure, refinance and rearrange all Prior Indebtedness and to modify the commitments and make such Loans to the Borrowers and issue and participate in Letters of Credit for the account of the Borrowers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Third Amended and Restated Credit Agreement is amended and restated in its entirety as follows:

  DEFINITIONS AND ACCOUNTING TERMS

    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

    "Acquisition" means any transaction, or any series of related transactions, with a value in excess of $1,000,000 in cash or other Property (other than stock or other equity interests) of either Borrower or any of its respective Subsidiaries, consummated on or after the date of this Agreement, by which a Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, partnership, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors, members or managers (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

    "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

    "Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Parent and the Lenders.

    "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

    "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

    "Aggregate Commitments" means the Commitments of all the Lenders.

    "Agreement" means this Credit Agreement.

    "Agreement Accounting Principles" means generally accepted accounting principles, whether US GAAP or the International Financial Reporting Standards or other similar set of standards, each as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.05.

    "Alternative Currency" means Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

    "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

    "Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $25,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

    "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

    "Applicable Rate" means the following percentages per annum, based upon the ratio of Consolidated Net Indebtedness to Consolidated EBITDA as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Applicable Rate
Pricing Level	Consolidated Net Indebtedness/ Consolidated EBITDA	Commitment Fee	Eurocurrency Rate + Letters of Credit	Base Rate +
1	≥ 2.5x	20.0 bps	112.5 bps	0 bps
2	< 2.5x	17.5 bps	87.5 bps	0 bps
3	< 2.0x	15.0 bps	75.0 bps	0 bps
4	< 1.5x	12.5 bps	62.5 bps	0 bps
5	< 1.0x	10.0 bps	50.0 bps	0 bps

    Any increase or decrease in the Applicable Rate resulting from a change in the ratio of Consolidated Net Indebtedness to Consolidated EBITDA shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

    "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

    "Approved Fund" means any Fund that is administered or managed by (a) a Lender, or (b) an Affiliate of a Lender.

    "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

    "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

    "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

    "Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles if such lease were accounted for as a Capitalized Lease.

    "Audited Financial Statements" means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2006 and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

    "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

    "Bank of America" means Bank of America, N.A. and its successors.

    "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

    "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

    "Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

    "Borrower" and "Borrowers" each has the meaning specified in the introductory paragraph hereto.

    "Borrower Materials" means materials and/or information provided by or on behalf of the Borrower in connection with this Agreement to be posted on the Platform.

    "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

    "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

    (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

    (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

    (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

    (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

    "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of a Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

    "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

    "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles

    "Cash Collateralize" has the meaning specified in Section 2.03(g).

    "Cash Equivalent Investment" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-2 or better by S&P or P-2 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business; (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) repurchase agreements with respect to any of the foregoing with any commercial bank of the type referred to in clause (iv) above, and (vi) any mutual funds comprising investments referred to in clauses (i), (ii) and/or (iv) above; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency (other than the passage of time) regarding the payment of principal or interest.

    "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

    "Change of Control" means an event or series of events by which:

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of thirty percent (30%) or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

    (b) fifty percent (50%) or more of the members of the board of directors or other appropriate body of the Parent on any date shall not have been (a) members of the board of directors or other appropriate body of the Parent on the date 12 months prior to such date or (b) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the board of directors or other appropriate body of the Parent as constituted on the date 12 months prior to such date;

    (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing thirty percent (30%) or more of the combined voting power of such securities;

    (d) all or substantially all of the assets of the Parent are sold in a single transaction or series or related transactions to any Person;

    (e) the Parent merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of the Parent immediately prior to such transaction hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction; or

    (f) the Parent shall cease to own or control, directly or indirectly, one-hundred percent (100%) of the equity securities of the US Borrower.

    "Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

    "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

    "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

    "Committed Loan" has the meaning specified in Section 2.01.

    "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

    "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

    "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

    "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary non-cash losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business, all calculated for the Parent and its Subsidiaries on a consolidated basis.

    "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

    "Consolidated Liquidity" means, with reference to any period, an amount equal to (a) any Unrestricted Cash of the Borrowers and their Subsidiaries as calculated on a consolidated basis for such period and (b) the Aggregate Commitments of the Lenders minus the outstanding principal amount of all Loans and any issued and outstanding Letters of Credit; provided that the Borrowers are otherwise permitted to borrow such amount pursuant to the terms and conditions of this Agreement at the time such amount is calculated.

    "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.

    "Consolidated Net Indebtedness" means at any time, Consolidated Total Indebtedness minus all Unrestricted Cash of the Borrowers and their Subsidiaries calculated on a consolidated basis as of such time.

    "Consolidated Net Worth" means at any time the consolidated stockholders', partners', members' or other equity of the Borrowers and their Subsidiaries calculated on a consolidated basis as of such time.

    "Consolidated Total Indebtedness" means, at any time the total Indebtedness of the Borrowers and their Subsidiaries calculated on a consolidated basis as of such time.

    "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

    "Contribution and Indemnity Agreement" means the Contribution and Indemnity Agreement made among the Parent, the US Borrower and the other Guarantors under the Agreement, substantially in the form of Exhibit L.

    "Control" means the ownership of ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

    "Convertible Note Issuance" means the issuance by the US Borrower of up to $300,000,000 of "0.25% Senior Exchangeable Notes due 2011" (as described in the Indenture) pursuant to and subject to the terms and conditions of the Indenture.

    "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

    "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

    "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

    "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

    "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

    "Dollar" and "$" mean lawful money of the United States.

    "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

    "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

    "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

    "Eligible Share Repurchase" is defined in Section 7.05(c).

    "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

    "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

    "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

    "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either or both of the Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

    "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

    "ERISA" means the Employee Retirement Income Security Act of 1974.

    "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

    "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent, the US Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent, the US Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

    "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

    "Eurocurrency Base Rate" has the meaning specified in the definition of Eurocurrency Rate.

    "Eurocurrency Rate" means for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	_____Eurocurrency Base Rate 1.00 - Eurocurrency Reserve Percentage

    Where,

    "Eurocurrency Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Base Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

    "Eurocurrency Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

    "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

    "Event of Default" has the meaning specified in Section 8.01.

    "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Parent under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a).

    "Existing Letters of Credit" means each Letter of Credit existing on or prior to the date hereof and issued by Bank of America as an L/C Issuer pursuant to the Third Amended and Restated Credit Agreement.

    "Facility Increase" is defined in Section 2.14.

    "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

    "Fee Letter" means the letter agreement, dated November 6, 2006, among the Parent, the Administrative Agent and the Arranger.

    "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

    "Foreign Obligor" means any Loan Party that is organized in a foreign jurisdiction.

    "FRB" means the Board of Governors of the Federal Reserve System of the United States.

    "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

    "General Partner" means the general partner of the US Borrower.

    "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

    "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

    "Guaranties" means the Parent Guaranty and the Subsidiary Guaranties.

    "Guarantor" means each of the Guarantors in its individual capacity.

    "Guarantors" means collectively, (i) the Parent (together with its successors and assigns) (ii) the US Borrower (together with its successors and assigns); (iii) Core Laboratories Sales N.V., a Netherlands Antilles limited liability company (together with its successors and assigns); (iv) Core Laboratories Canada Ltd., a Canadian corporation (together with its successors and assigns); (v) Saybolt LP, a Delaware limited partnership (together with its successors and assigns); (vi) Owen Oil Tools LP, a Delaware limited partnership (together with its successors and assigns); and (vii) any other Subsidiary added as a guarantor pursuant to Section 6.12.

    "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

    "Highest Lawful Rate" means, as to any Lender, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Lender is then permitted to charge a Borrower on the Loans made to such Borrower or the other obligations of such Borrower hereunder, and as to any other Person, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Person is then permitted to charge with respect to the obligation in question. If the maximum rate of interest which, under applicable law, the Lenders are permitted to charge a Borrower on the Loans made to such Borrower or the other obligations of such Borrower hereunder shall change after the Closing Date, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrowers or any other Person.

    "Increase Effective Date" is defined in Section 2.14(d).

    "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, including any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (vi) Attributable Indebtedness, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (viii) any liability under a Sale Leaseback Transaction entered into by such Person or any Synthetic Lease Obligations, (ix) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (ix) Operating Leases, (x) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), (xi) liabilities in respect of Swap Contracts, (xii) guaranties by such Person including, without limitation, any Guaranty hereunder to the extent required pursuant to the definition thereof, and (xiii) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person; provided that if such Indebtedness is non-recourse, then the amount of such Indebtedness shall, for the purposes hereof, be the fair market value of the property securing such Indebtedness. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease Obligations or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

    "Indemnified Taxes" means Taxes other than Excluded Taxes.

    "Indemnitees" has the meaning specified in Section 10.04(b).

    "Indenture" means that certain Indenture, dated as of November 6, 2006 among the US Borrower, the Parent and Wells Fargo Bank, National Association as Trustee.

    "Information" has the meaning specified in Section 10.07.

    "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

    "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Parent in its Committed Loan Notice; provided that:

    (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

    (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

    (iii) no Interest Period shall extend beyond the Maturity Date.

    "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Parent's internal controls over financial reporting, in each case as described in the Securities Laws.

    "IRS" means the United States Internal Revenue Service.

    "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

    "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Parent (or any Subsidiary) or in favor the L/C Issuer and relating to such Letter of Credit.

    "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

    "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

    "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

    "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

    "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

    "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

    "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

    "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent and the Administrative Agent.

    "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

    "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

    "Letter of Credit Expiration Date" means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

    "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

    "Letter of Credit Sublimit" means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

    "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

    "Loan" means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

    "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranties, the Subordination Agreement and the Contribution and Indemnity Agreement.

    "Loan Parties" means, collectively, the Parent, the US Borrower, each of the Guarantors (including any Subsidiary added as a Guarantor after the Closing Date pursuant to Section 6.12) and in the case of either Borrower or any Guarantor that is a partnership, any general partner of such partnership.

    "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

    "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition, results of operations, or prospects of the Parent and its Subsidiaries taken as a whole, (ii) the ability of a Loan Party to perform its obligations under the Loan Documents, or (iii) the validity or enforceability to which it is a party of any of the Loan Documents as against the Credit Parties.

    "Material Indebtedness" means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

    "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

    "Material Subsidiary" means each Guarantor and any Subsidiary with total revenue or total assets of five percent (5%) or greater of the consolidated total revenue or total assets, as the case may be, of the Parent and its Subsidiaries as reflected in the most recent financial statements required under Sections 6.01(a) and 6.01(b).

    "Maturity Date" means December 20, 2010, provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

    "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

    "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

    "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

    "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

    "Offering Memo" means that certain Offering Memorandum filed by the US Borrower and, dated as of October 31, 2006, in connection with the Convertible Note Issuance.

    "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

    "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrowers and their Subsidiaries.

    "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or other equivalent or comparable constitutive documents with respect to any limited liability company organized in a non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

    "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

    "Outstanding Amount" means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Parent of Unreimbursed Amounts.

    "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

    "Parent" has the meaning specified in the introductory paragraph hereto.

    "Parent Guaranty" means the Parent Guaranty made by the Parent in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

    "Participant" has the meaning specified in Section 10.06(d).

    "Participating Member State" means each state so described in any EMU Legislation.

    "PBGC" means the Pension Benefit Guaranty Corporation.

    "PCAOB" means the Public Company Accounting Oversight Board.

    "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent or any ERISA Affiliate or to which the Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

    "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

    "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Parent or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

    "Platform" means IntraLinks or another similar electronic system on which Borrower Materials are posted or otherwise provided to the Lenders.

    "Prior Agent" has the meaning specified in the recitals to this Agreement.

    "Prior Banks" has the meaning specified in the recitals to this Agreement.

    "Prior Indebtedness" has the meaning specified in the recitals to this Agreement.

    "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

    "Register" has the meaning specified in Section 10.06(c).

    "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

    "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

    "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

    "Required Lenders" means Lenders in the aggregate having at least a simple majority of the aggregate Outstanding Amount; provided that if at any time there is no Outstanding Amount, Required Lenders shall mean Lenders having at least a simple majority of the Aggregate Commitment; provided, further that at any time the outstanding Swing Line Loans are equal to or greater than fifty percent (50%) of the aggregate Outstanding Amount, Required Lenders shall mean the Lenders having at least a simple majority of the Aggregate Commitment.

    "Responsible Officer" means the chief executive officer, president, chief financial officer, chief operating officer, treasurer, assistant treasurer, secretary, assistant secretary or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

    "Restricted Disbursement" means, as to any Person, any of the following (other than Eligible Share Repurchases): (i) loan or advance to or investment in any other Person, or any commitment to make such a loan, advance or investment in any other Person; (ii) acquisition by such Person of or investments by such Person in the debt of or equity of, and any capital contribution (including capital contributions by transfer of assets or services) by such Person to, another Person; (iii) purchase, redemption or exchange of any shares of any class of capital stock of such Person or any options, rights or warrants to purchase any such stock or setting aside funds for any such purpose; (iv) declaration or payment of any dividends on shares of any class of capital stock of such Person (other than dividends payable in capital stock, or rights to acquire capital stock, of such Person); and (v) distribution to a sinking fund or other payment or distribution made to or for the benefit of any holders of the capital stock of such Person with respect to such capital stock (other than distributions payable in capital stock, or rights to acquire capital stock of such Person) or setting aside funds for any such purpose.

    "Revaluation Date" means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

    "Sale and Leaseback Transaction" means any sale or other transfer of property by any Person with the intent to lease such property as lessee that would be rendered as a Capitalized Lease under Agreement Accounting Principles.

    "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

    "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

    "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

    "Spot Rate" for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

    "Subordination Agreement" means the Intercompany Subordination Agreement made by the Parent for the benefit of the Administrative Agent, substantially in the form of Exhibit K.

    "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Administrative Agent in its sole discretion; provided that if the Administrative Agent or an Affiliate of the Administrative Agent is the agent or arranger of, or lead underwriter for, any such Indebtedness, the Administrative Agent shall act at the direction of the Required Lenders.

    "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which more than fifty percent (50%) of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Parent.

    "Subsidiary Guarantors" means, collectively, the US Borrower (together with its successors and assigns); Core Laboratories Sales N.V., a Netherlands Antilles limited liability company (together with its successors and assigns); Core Laboratories Canada Ltd., a Canadian corporation (together with its successors and assigns); Saybolt LP, a Delaware limited partnership (together with its successors and assigns); Owen Oil Tools LP, a Delaware limited partnership (together with its successors and assigns); and any other Subsidiary that becomes a Guarantor pursuant to Section 6.12 after the Closing Date.

    "Subsidiary Guaranty" means the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.

    "Substantial Portion" means, with respect to the Property of the Borrowers and their Subsidiaries, Property which represents more than ten percent (10%) of the consolidated assets the Parent and its Subsidiaries or Property which is responsible for more than ten percent (10%) of the consolidated net sales of the Parent and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Parent and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

    "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

    "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

    "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

    "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

    "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

    "Swing Line Loan" has the meaning specified in Section 2.04(a).

    "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

    "Swing Line Sublimit" means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

    "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

    "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

    "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

    "Third Amended and Restated Credit Agreement" has the meaning specified in the recitals to this Agreement.

    "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

    "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

    "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

    "United States" and "U.S." mean the United States of America.

    "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

    "Unrestricted Cash" means, with respect to each fiscal quarter, cash in an amount equal the amount of available cash of the Borrowers and their Subsidiaries as set forth in the balance sheet for such fiscal quarter that is not identified as "restricted" on such balance sheet and is not otherwise characterized as restricted under Agreement Accounting Principles.

    "Wholly Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization one hundred percent (100%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      Each reference to the word "Borrowers" shall mean each Borrower and both Borrowers collectively, unless the context dictates otherwise.

      Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

    Accounting Terms. Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, Agreement Accounting Principles applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      Changes in Agreement Accounting Principles. If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.

    Rounding. Any financial ratios required to be maintained by the Parent and its consolidated Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

    Exchange Rates; Currency Equivalents. The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

      Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

    Additional Alternative Currencies. The Parent may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

      Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

      Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Parent and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Parent.

    Change of Currency. Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

      Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

  THE COMMITMENTS AND CREDIT EXTENSIONS

    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (iii) the aggregate Outstanding Amount of all Committed Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

    Borrowings, Conversions and Continuations of Committed Loans.

      Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon a Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Parent pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $200,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; provided, that a Base Rate Committed Loan may be in a principal amount equal to the unused Aggregate Commitment. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Parent or the US Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Committed Loans to be borrowed. If the applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Parent requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

      Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Parent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Parent or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Parent, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

      Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

      The Administrative Agent shall promptly notify the Parent and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans.

      The Parent covenants and agrees that the first Committed Borrowing requested from each Lender to the Parent hereunder shall be in an amount equal to or greater than EUR 50,000 or its Dollar Equivalent and at all times after such initial borrowing, the Parent shall maintain an Outstanding Amount of Committed Loans with each Lender in an amount equal to or greater than EUR 50,000 or its Dollar Equivalent.

    Letters of Credit.

      The Letter of Credit Commitment.

        Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrowers or their respective Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers or their respective Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

        The L/C Issuer shall not issue any Letter of Credit, if the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

        The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

          the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

          except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

          except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

          the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

        (F) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

        The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

        The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

        The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

      Procedures for Issuance and Amendment of Letters of Credit.

        Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower requesting the Letter of Credit. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least one Business Day (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrowers shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

        Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

        Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      Drawings and Reimbursements; Funding of Participations.

        Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrowers shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrowers shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrowers of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an "Honor Date"), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Parent shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

        Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

        With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

        Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

        Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

        If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      Repayment of Participations.

        At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

        If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

        any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

        the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

        any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

        any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate, provided that such draft or certificate is in form and substance substantially in accordance with the terms and requirements of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

        any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent or any Subsidiary or in the relevant currency markets generally; or

        any other defense available to, or a discharge of, the Parent or any Subsidiary.

      The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers' instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      Cash Collateral. Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, such L/C Borrowing shall be immediately Cash Collateralized, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding (including without limitation if the stated expiry date of any Letter of Credit was later than the Letter of Credit Expiration Date when issued), the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all such L/C Obligations.

        In addition, if the Administrative Agent notifies either Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

        The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

        Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash, cash equivalents, or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Swap Contracts of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

      Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

      Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

      Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

      Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers each hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers' business derives substantial benefits from the businesses of such Subsidiaries.

    Swing Line Loans.

      The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a "Swing Line Loan") to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

      Borrowing Procedures. Each Swing Line Borrowing shall be made upon the irrevocable notice of a Borrower to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

      Refinancing of Swing Line Loans.

        The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of each of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent's Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

        If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

        If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

        Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

      Repayment of Participations.

        At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

        If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

      Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

    Prepayments. Each Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

      The Borrowers may, upon written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. The applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      If the Administrative Agent notifies the Borrowers at any time that the Total Outstandings at such time exceed an amount equal to 105% of the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Borrowers shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

      If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

    Termination or Reduction of Commitments. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrowers. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

    Repayment of Loans. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

      The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after receipt of a notice from the Swing Line Lender demanding repayment of such Loan and (ii) the Maturity Date.

    Interest. Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

      If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

        If any amount (other than principal of any Loan) payable by either or both Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

        Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

    In the event that any financial statements delivered pursuant to this Agreement, or any certificate delivered pursuant to Section 6.01(c), is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin and/or a higher Commitment Fee on the Outstanding Amount of the Committed Loans for any period (an "Applicable Period") than the Applicable Margin or Commitment Fee on such Outstanding Amount of the Committed Loans, as applicable, applied for such Applicable Period, then (i) the Parent shall immediately deliver to the Administrative Agent a correct certificate in the form of the certificate described in Section 6.01(c), (ii) the Applicable Margin and the Commitment Fee on the Outstanding Amount of the Committed Loans shall be determined as if Level 1 (as provided in the definition of Applicable Margin) were applicable for such Applicable Period, and (iii) the Borrowers shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin and Commitment Fee on the Outstanding Amount of the Committed Loans for such Applicable Period, which payment shall be promptly applied by the Administrative Agent pursuant to the terms of this Agreement. This Section 2.08(d) shall not limit the rights of the Administrative Agent and the other Credit Parties with respect to Section 2.08(b) or Article VIII.

    Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

      Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations; provided that, for the avoidance of doubt, any outstanding Swing Line Loans shall not be counted as Outstanding Amounts of Committed Loans. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      Other Fees. The Parent shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        The Parent shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

    Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to either or both Borrowers made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

      In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

    Payments Generally; Administrative Agent's Clawback. General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, either or both Borrowers are prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by either or both Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

        Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

      A notice of the Administrative Agent to any Lender or either Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to either Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

      Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

        if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

        the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

    Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

    Increase in Commitments.

      Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Parent may from time to time, request an increase in the Aggregate Commitments to an amount not exceeding $150,000,000 (the "Facility Increase"), cumulative of all outstanding Credit Extensions. At the time of sending such notice, the Parent (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

      Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees in its sole and absolute discretion to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. No Lender shall be obligated to comment to all or any portion of a Facility Increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

      Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Parent and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Parent may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

      Increase Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Parent shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Parent and the Lenders of the final allocation of such increase and the Increase Effective Date.

      Effect of Facility Increase. An approved Facility Increase shall increase only the Dollar amount of the facility with respect to Committed Loans, and the limitations set forth in Article II regarding the Alternative Currency Sublimit, the Swing Line Sublimit and the Letter of Credit Sublimit will not be increased by any approved Facility Increase.

      Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Parent, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

      Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office on the Business Day preceding that on which final, non-appealable, judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender, the L/C Issuer or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the L/C Issuer or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the L/C Issuer or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the L/C Issuer or the Administrative Agent (as the case may be) in the specified currency, the Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the L/C Issuer or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, the L/C Issuer or the Administrative Agent (as the case may be) in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 10.06(d), such Lender, the L/C Issuer or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

    Joint and Several Liability. Each Borrower has determined that it is in the best interest and in pursuance of its legitimate business purposes to induce the Lenders to extend credit to the Borrowers pursuant to this Agreement. Each Borrower acknowledges and represents that its business is integrally related to the business of the other Borrower, that the availability of the Commitments to each of the Borrowers benefits each Borrower individually and as a group. Accordingly, each Borrower shall be jointly and severally liable (as a principal and not as a surety, guarantor or other accommodation party) for each and every representation, warranty, covenant and obligation to be performed by the Borrowers under this Agreement, the Notes and the other Loan Documents, and each Borrower acknowledges that in extending the credit provided herein the Administrative Agent and the Lenders are relying upon the fact that the obligations of each Borrower hereunder are the joint and several obligations of a principal. The invalidity, unenforceability or illegality of this Agreement, the Notes or any other Loan Document as to one Borrower or the release by the Administrative Agent or the Lenders of a Borrower hereunder or thereunder shall not affect the Obligations of the other Borrower under this Agreement, the Notes or the other Loan Documents, all of which shall otherwise remain valid and legally binding obligations of the other Borrower.

  TAXES, YIELD PROTECTION AND ILLEGALITY

    Taxes.

      Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

      Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

        duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

        duly completed copies of Internal Revenue Service Form W-8ECI,

        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

      Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Borrowers, as the Administrative Agent or the Borrowers shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that either or both Borrowers make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

      Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by either or both of the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

    Increased Costs.

      Increased Costs Generally. If any Change in Law shall:

        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the Eurocurrency Rate and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

        subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

        result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

        impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

      and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

      Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

      Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

      Additional Reserve Requirements. The Borrowers shall pay to each Lender, as long as any such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least ten (10) days' prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional costs shall be due and payable thirty (30) days from receipt of such notice.

    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      any failure by either Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the applicable Borrower;

      any failure by either Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

      any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by either of the Borrowers pursuant to Section 10.13;

    including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

    For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

    Mitigation Obligations; Replacement of Lenders.

      Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Parent may replace such Lender in accordance with Section 10.13.

    Survival. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

  CONDITIONS PRECEDENT TO Credit Extensions

    Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

        executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

        Notes executed by the Borrowers in favor of each Lender requesting Notes;

        such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrowers and the other Loan Parties is validly existing, and to the extent applicable, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

        a favorable opinion of (i) Andrews Kurth LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit J-1, (ii) NautaDutilh, Dutch and Netherlands Antilles counsel to the Loan Parties, addressed to the Administrative Agent and each Lender that is a Lender on the date hereof, as to the matters set forth in Exhibits J-2 and J-3 respectively and (iii) McLeod Dixon LLP, Canadian counsel to the Loan Parties, addressed to the Administrative Agent and each Lender as to the matters set forth in Exhibit J-4 and in each case such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

        a certificate of a Responsible Officer of each Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

        a certificate signed by a Responsible Officer of the Parent certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

        a duly executed and delivered copy of the Subordination Agreement reasonably satisfactory to the Administrative Agent subordinating all intercompany indebtedness among the Loan Parties to the Obligations substantially in the form of Exhibit G;

        a duly executed and delivered copy of the Contribution and Indemnity Agreement among the Guarantors apportioning the rights and obligations of each Guarantor substantially in the form of Exhibit H; and

        such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

      Any fees required to be paid on or before the Closing Date shall have been paid.

      Unless waived by the Administrative Agent, the Parent shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Parent and the Administrative Agent).

    Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

      The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

      No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

      The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

  Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

  REPRESENTATIONS AND WARRANTIES

  Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

    Existence and Standing. Each of Borrowers and their respective Subsidiaries is a corporation, limited partnership, limited liability company or other Person duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the Laws of its jurisdiction of incorporation or organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation, limited partnership, limited liability company or other Person and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its Properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

    Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

    No Conflict; Government Consent. Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party or any of its respective Subsidiaries or (b) such Loan Party's or any Subsidiary's articles or certificate of incorporation, partnership agreement, limited liability company agreement certificate of partnership, articles or certificate of organization, bylaws, or operating, management agreement or other constitutive documents, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which such Loan Party or any of its respective Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Loan Party or any of its respective Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, except, in the case of clauses (a) through (c), to the extent that such violation could not reasonably be expected to have a Material Adverse Affect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Loan Party or any of its respective Subsidiaries, is required to be obtained by such Loan Party or any of its respective Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by such Loan Party of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

    No Defaults or Violations of Law. No Default or Event of Default has occurred and is continuing. No default (or event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default) has occurred and is continuing with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which any Borrower or its respective Subsidiaries is a party or by which any of them or their Properties is bound, except for such defaults that could not reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries is in violation of any applicable requirement of Law except for such violations that could not reasonably be expected to have a Material Adverse Effect.

    Financial Statements.

      The Audited Financial Statements heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Parent and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      The unaudited consolidated balance sheets of the Parent and its Subsidiaries dated September 30, 2007, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with Agreement Accounting Principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

      Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      To the best knowledge of the Parent, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries on a consolidated basis.

    [Reserved]

    Taxes. Each Borrower has filed, and has caused each Material Subsidiary to file, all federal, state and local tax returns and other reports and all other tax returns required to be filed, whether in the United States or in any foreign jurisdiction, that such Borrower and each such Material Subsidiary is required by law to file and have paid all taxes and other similar charges that are due and payable pursuant to such returns and reports, except (a) to the extent any of the same are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and with respect to which adequate reserves have been set aside on the books of such Person in accordance with Agreement Accounting Principles, or (b) to the extent the failure to file such tax returns or to pay such taxes or other similar charges could not reasonably be expected to have a Material Adverse Effect.

    Litigation and Contingent Obligations. Except as set forth on Schedule 5.08, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their Officers, threatened in writing against either Borrower or any Material Subsidiary which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (a) could not reasonably be expected to have a Material Adverse Effect or (b) is set forth on Schedule 5.08, the Borrowers and their Subsidiaries have no Material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.05.

    Subsidiaries. Schedule 5.09 contains an accurate list of all the Material Subsidiaries of the Borrowers as of the date of this Agreement, and Schedule 5.09 sets forth the respective jurisdictions of organization of such Material Subsidiaries and the percentage of their respective capital stock or other ownership interests owned by the Borrowers and their other Subsidiaries.

    ERISA.

      The US Borrower and each ERISA Affiliate have operated and administered each Pension Plan and other Plan in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the US Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA); and no event, transaction or condition has occurred or exists or is threatened that could reasonably be expected to result in the incurrence of any such liability by the US Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the Properties of the US Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as could not be reasonably expected to have a Material Adverse Effect.

      The present value of the aggregate benefit liabilities under each Pension Plan subject to Title IV of ERISA, determined as of the end of such Pension Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan allocable to such benefit liabilities by an amount that is material. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

      The US Borrower and its ERISA Affiliates do not currently have any liability or obligation with respect to any material liabilities (and are not subject to material contingent withdrawal liabilities) under section 4201, 4204 or 4243 of ERISA with respect to any Multiemployer Plan.

      The expected post-retirement benefit obligation (determined as of the last day of the US Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the US Borrower and its ERISA Affiliates is not material.

    Plan Assets. Neither Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code). Each Borrower is an "operating company" as defined in 29 C.F.R. 2510-101 (c).

    Accuracy of Information. No information, exhibit or report furnished by the Parent or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Administrative Agent or the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, provided that financial information furnished to the Administrative Agent or to any Lender in that connection with respect to the Parent's and each of its Subsidiaries' projections were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Parent and such Subsidiaries to be reasonable in all material respects at the time made.

    Use of Proceeds. Each Borrower's uses of the proceeds of the Loans made to it, and of the Letters of Credit are, and will continue to be, legal and proper corporate uses, and such uses do not violate and are otherwise consistent with the terms of the Loan Documents, including, without limitation, Section 6.10, and all requirements of Law (including Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System).

    Regulation U. Margin stock (as defined in Regulation U) constitutes less than twenty-five percent (25%) of the value of those assets of the Borrowers and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

    Material Agreements. Neither the Parent nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

    Ownership of Properties. Except as set forth on Schedule 7.01 or 7.03, on the date of this Agreement, each Borrower and its respective Subsidiaries will have good title, free of all Liens other than those permitted by Section 7.01, to all of the Property and assets reflected in such Borrower's most recent consolidated financial statements provided to the Administrative Agent as owned by such Borrower and its Subsidiaries, except to the extent that the failure to have such good title (free of all Liens other than those permitted by Section 7.01) could not reasonably be expected to have a Material Adverse Effect.

    Patents and Intellectual Property. Each Borrower and its Subsidiaries have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, that are necessary for the operation of their businesses taken as a whole as presently conducted, except to the extent that the failure to obtain such patents, trademarks, service marks, trade names, copyrights, licenses or other rights could not reasonably be expected to have a Material Adverse Effect.

    Environmental Matters. Neither Borrower nor any Subsidiary is in violation of any Environmental Law to the extent that such violation could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

    Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    Labor Relations. Neither Borrower nor any of its respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Borrower or any of its Subsidiaries or, to the best of either Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Borrower or any of its Subsidiaries or, to such Borrower's knowledge, threatened in writing against any Borrower or any of its Subsidiaries and (iii) no union representation petition existing with respect to the employees of any Borrower or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Effect.

    Credit Parties as Percentage of Consolidated Entity. As of the Execution Date, the Loan Parties have at least sixty percent (60%) of the total assets and total revenues of the Parent and its Subsidiaries on a consolidated basis.

    Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the US Borrower is set forth on Schedule 10.02. The true and correct unique identification number of the Parent as the same has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 5.22.

    Representations as to Foreign Obligors. The Parent hereby represents and warrants to the Administrative Agent and the Lenders that:

      The Parent and each other Foreign Obligor, if any, is subject to certain civil and commercial Laws applicable to it in its country of organization with respect to its obligations under this Agreement the other Loan Documents to which it is a party (collectively as to each Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Parent nor any other Foreign Obligor, nor any of its respective Property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which the Parent or any other Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

      The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which the Parent and each other Foreign Obligor, if any, is organized and existing for the enforcement thereof against the Parent or any other Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Parent or any other Foreign Obligor, is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

      There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which the Parent or any other Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

      The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by the Parent and each other Foreign Obligor, if any, are, under applicable foreign exchange control regulations of the jurisdiction in which the Parent and each other Foreign Obligor, if any, is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

  AFFIRMATIVE COVENANTS

  So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01 and 6.02) cause each of their respective Subsidiaries to:

    Financial Reporting. The Parent will maintain, for itself and its Subsidiaries, on a consolidated basis, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Administrative Agent:

      Within one hundred twenty (120) days after the close of each of its applicable fiscal years:

            an audit report of the Parent and its Subsidiaries, prepared on a consolidated basis, that (1) is certified by an independent certified public accounting firm of national recognized standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the financial position of the companies being reported on), (2) shall state that such audit report presents fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows, (3) shall state that such audit report has been prepared in conformity with Agreement Accounting Principles, and that the examination of such auditors in connection with such audit report has been made in accordance with the standards of the PCAOB, and (4) provides a reasonable basis for each such opinion in the circumstances; provided that if the Administrative Agent, or the Administrative Agent acting at the direction of the Required Lenders, determines that such a reasonable basis has not been provided, the Administrative Agent shall provide the Borrowers with written notice of such determination which notice shall include the basis for such determination within thirty (30) days of receipt of such audit report, provided, further, that the Borrowers' shall have thirty (30) days following the delivery of any such notice from the Administrative Agent to cure any such defects; and

            with respect only to the Borrowers, financial statements prepared on a consolidating basis for themselves, including balance sheets as of the end of such period, related statements of profit and loss, and a statement of cash flows.

      Within sixty (60) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and, with respect only to the Borrowers, consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.

      Together with the financial statements required under Sections 6.01(a) and (b), a compliance certificate in substantially the form of Exhibit D signed by its chief financial officer or treasurer showing in reasonable detail the calculations necessary to determine compliance with the financial covenants set forth in Section 7.13 and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

      Promptly, if the Parent shall dispute any formal report or "management letter" submitted to the Parent by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Parent, a notice of such dispute setting forth in reasonable detail the nature of and reasons for such dispute and attaching a copy of such report or "management letter".

    Notices; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders the following:

      promptly after the Borrowers and/or the Subsidiaries become aware thereof, written notice of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      as soon as possible and in any event within ten (10) days after a Borrower knows that any ERISA Event has occurred with respect to any Pension Plan (to the extent that such ERISA Event could reasonably be expected to have a Material Adverse Effect) a statement, signed by the chief financial officer or treasurer of such Borrower, describing said ERISA Event and the action which such Borrower proposes to take with respect thereto.

      as soon as reasonably possible and in any event within ten (10) Business Days after a Borrower or any of its respective Subsidiaries becomes aware thereof, written notice from a Responsible Officer of such Borrower of (a) any violation of, noncompliance with, or remedial obligations under, any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (b) any release or threatened release affecting any Property owned, leased or operated by a Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, (c) the amendment or revocation of any permit, authorization, registration, approval or similar right that could reasonably be expected to have a Material Adverse Effect or (d) changes to any requirements of Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

      promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

      as soon as reasonably possible and in any event within ten (10) Business Days after a Borrower or any of its Subsidiaries becomes aware thereof, written notice from a Responsible Officer of such Borrower of (a) the institution of any action, suit, proceeding, governmental investigation or arbitration by any Governmental Authority or other Person against or affecting such Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and that has not been previously disclosed in writing to the Administrative Agent and the Lenders pursuant to this Section 6.02 or (b) any development in any action, suit, proceeding, governmental investigation or arbitration previously disclosed to the Administrative Agent and the Lenders pursuant to this Section 6.02, to the extent that such development could reasonably be expected to have a Material Adverse Effect.

      promptly, and in any event within ten (10) Business Days after becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that a Borrower or an ERISA Affiliate proposes to take with respect thereto: (a) with respect to any Pension Plan, any ERISA Event (to the extent that such ERISA Event could reasonably be expected to have a Material Adverse Effect), for which notice thereof has not been waived pursuant to applicable regulations as in effect on the date hereof; or (b) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by a Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, in each case, to the extent that the taking of such steps by the PBGC, or any such threat by PBGC to institute such proceedings, or either Borrower's or such ERISA Affiliates' receipt of such a notice, could reasonably be expected to have a Material Adverse Effect; or (c) any event, transaction or condition that could result in the incurrence of any material liability by a Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of material rights, properties or assets of a Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions; or (d) the inability or failure of a Borrower or any ERISA Affiliate to make timely any payment or contribution to or with respect to any Pension Plan, Multiemployer Plan or any other Plan, if such failure, either separately or together with all other such failures, could reasonably be expected to be material; or (e) any event with respect to any Pension Plan, Multiemployer Plan and/or any other Plan, individually or in the aggregate, that could reasonably be expected to result in a material liability.

      within sixty (60) days of the end of each fiscal quarter ending March 31st, June 30th and September 30th and within one hundred twenty (120) days of the fiscal quarter ending December 31st, a schedule by each material actively operating legal entity listing no less than seventy-five percent (75%) of the combined aggregate total assets and total revenues of the Parent and its Subsidiaries.

      such other information (including non financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted with adequate reserves in accordance with Agreement Accounting Principles being maintained by the Parent, the US Borrower or such Subsidiary or the failure to pay such taxes or file such tax returns could not reasonably be expected to have a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property with a value in excess of $5,000,000; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

    Preservation of Existence, Etc. The Borrowers will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in each case, to the extent that the failure to perform such actions could not reasonably be expected to have a Material Adverse Effect.

      The Borrowers will each preserve and maintain, and will cause each of its respective Subsidiaries to preserve and maintain, its existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified, and cause each of its respective Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is material to the business and operations of such Person or the ownership or leasing of the Properties of such Person except to the extent, in each case (a) that a Subsidiary merges or consolidates in compliance with Section 7.04 or otherwise ceases to be a Subsidiary of either Borrower if such cessation is permitted under this Agreement or (b) that except as provided in the foregoing clause (a), the failure to perform such actions could not reasonably be expected to have a Material Adverse Effect.

    Maintenance of Properties. Each Borrower will, and will cause each of its respective Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect.

    Maintenance of Insurance. Each Borrower will, and will cause each Material Subsidiary and each other Loan Party to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrowers will furnish to any Lender upon request full information as to the insurance carried.

    Compliance with Laws. Each Borrower will, and will cause each of its respective Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, each Borrower shall, and shall cause each of its respective Subsidiaries to, comply with all requirements of Environmental Laws, operate Properties and conduct its business in accordance with good environmental practices, and handle, treat, store and dispose of hazardous materials or solid waste in accordance with such practices, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    Books and Records. Maintain proper and adequate books of record and account, in conformity with Agreement Accounting Principles consistently applied shall be made of all financial transactions and matters involving the assets and business of each of the Borrowers or their respective Subsidiaries, as the case may be.

    Inspection Rights. Upon at least one (1) Business Day advance notice, each Borrower will, and will cause each Material Subsidiary to, permit the Administrative Agent, the L/C Issuer and the Lenders, by their respective representatives and agents, to inspect, during regular business hours, any of the Property, books and financial records of such Borrower and each Material Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and each Material Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and each Material Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent, the L/C Issuer or any Lender may designate, it being understood that all such information shall be subject to the provisions of Section 10.07 hereof and shall not be used in any way that could violate applicable law, including, without limitation, any applicable securities laws.

    Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

    Foreign Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which the Parent and any other Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

    Additional Guarantees. If at the end of any fiscal quarter the Borrowers and all of the Subsidiaries that are Guarantors at such time do not have total revenue and total assets equal to both sixty percent (60%) of the consolidated total revenue and the total assets, respectively, of the Parent and all of its Subsidiaries on a consolidated basis, as shown by the schedules and reports required under Section 6.02(g), the Borrowers upon the request of the Required Lenders will promptly (and in any event within thirty (30) days) cause Subsidiaries of the Parent to execute and deliver Guaranties of such Subsidiaries as the Required Lenders may reasonably request to attain each of said sixty percent (60%) levels and will cause such Persons to become Guarantors, all with appropriate supporting documentation as referenced above.

    Further Assurances in General. Upon the reasonable written request of the Administrative Agent or the Required Lenders, each Borrower at its expense shall, and shall cause each of its Subsidiaries to, promptly execute and deliver all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of such Borrower or any of its Subsidiaries in the Loan Documents.

  NEGATIVE COVENANTS

  So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, neither Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly:

    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      Liens pursuant to this Agreement or any other Loan Document;

      Liens securing Indebtedness permitted pursuant to Section 7.03 of up to $15,000,000 in the aggregate at any one time outstanding.

      statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrowers or their Subsidiaries have set aside on their books adequate reserves in accordance with Agreement Accounting Principles consistently applied);

      Liens imposed by law which were incurred in the ordinary course of business, such as carrier's, warehousemen's and mechanics' liens, statutory landlord's liens and other similar liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such Property or materially impair the use thereof in the operation of the business of any Borrower or its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Lien or procuring the release of the Property subject to such lien from arrest or detention;

      Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation and Liens resulting from the operation of law to the extent that any such judgment or order imposing such a Lien does not otherwise constitute a Default;

      Liens on any Property which do not secure Indebtedness and do not in the aggregate materially detract from the value of such Property or materially impair the use thereof in the operation of the business of any Borrower or its Subsidiaries (including, without limitation, stock repurchased in accordance with Section 7.05(c));

      Liens existing on the Closing Date and listed on Schedule 7.01, and any subsequent extensions or renewals thereof;

      Liens on cash and Cash Equivalent Investments in an aggregate amount not to exceed $500,000 to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

      Liens securing any purchase money Indebtedness or Capitalized Leases allowed under Section 7.03(g) on the property or assets acquired in connection with the incurrence of such purchase money Indebtedness;

      Liens on Property of the Person acquired as contemplated under Section 7.03(j) to secure Indebtedness permitted by Section 7.03(j);

      Liens upon any Property hereafter acquired by the Parent or any of its Subsidiaries to secure Indebtedness in existence on the date of such acquisition (but not incurred or created in connection with such acquisition), which indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to the Property so acquired and which is otherwise non-recourse to the Parent and its Subsidiaries;

      Liens arising solely by virtue of any statutory or common law provision, including without limitation any such Liens arising under the statutory or common law of the U.S., the Netherlands or the Netherland Antilles, relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

    [RESERVED]

    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

      Indebtedness under the Loan Documents;

      Indebtedness of the Borrowers or their Subsidiaries in respect of any Swap Contracts permitted pursuant to Section 7.06.

      [Reserved];

      unsecured Indebtedness (other than Indebtedness described in clauses (a) and (b) above) in an aggregate principal amount not to exceed $15,000,000 (or its Dollar Equivalent amount) of the Loan Parties on a consolidated basis at any time outstanding.

      Indebtedness existing on the Closing Date and described on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by any amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder.

      subject to the terms of Section 7.05, unsecured Indebtedness owing to a Borrower by any of its Subsidiaries or owing by a Borrower to any of its Subsidiaries.

      other Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.03) of up to $5,000,000 (or its Dollar Equivalent amount) outstanding at any one time and any guaranties thereof;

      other unsecured Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.03) consisting of funded debt in the form of money market lines of credit or similar arrangements not to exceed $5,000,000 (or its Dollar Equivalent amount) outstanding at any one time and any guaranties thereof;

      other unsecured Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.03), contingent or direct, not to exceed $5,000,000 (or its Dollar Equivalent amount) outstanding at any one time in respect of letters of credit issued for the account of any of the Loan Parties in the conduct of their business in the ordinary course and any guaranties thereof;

      Indebtedness in existence (but not incurred or created in connection with such acquisition) on the date on which a Person is acquired (after the Closing Date) by the Parent or any of its Subsidiaries and for which Indebtedness: (a) neither the Parent nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, and (b) none of the Properties of the Parent or any of its other Subsidiaries is bound (and any extensions, renewals, modifications or refinancings thereof which do not increase the principal amount thereof or shorten the respective maturities thereof or increase the collateral therefor), not to exceed $10,000,000 outstanding at any one time;

      obligations for current taxes, assessments, levies and other governmental charges and for taxes, assessments, levies and other governmental charges which are not yet due or are being contested in good faith by appropriate action or proceedings promptly initiated and diligently conducted, if such reserve as shall be required by Agreement Accounting Principles shall be made therefore;

      other Indebtedness (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.03) that is subordinated to the Indebtedness of the Borrowers and the Guarantors under the Loan Documents; provided any such subordinated Indebtedness shall be subordinated on terms and conditions satisfactory to the Administrative Agent in its sole discretion;

      other Indebtedness of any Subsidiary or Subsidiaries (in addition to any Indebtedness otherwise permitted pursuant to this Section 7.03); provided such Indebtedness in the aggregate at any one time outstanding does not exceed ten percent (10%) of the Consolidated Net Worth of the Borrowers and their Subsidiaries; and

      Indebtedness incurred (i) by the US Borrower in connection with the Convertible Note Issuance in a principal amount outstanding not to exceed $300,000,000, (ii) by the Parent in connection with the guaranty of the US Borrower's obligations with respect to the Convertible Note Issuance in a principal amount outstanding not to exceed $300,000,000, or (iii) any refinancing of such Indebtedness; provided that (x) in each case the principal maturity date for such Indebtedness is no earlier than three months after the Maturity Date and (y) in the case of any refinancing Indebtedness described in clause (iii) above, (1) the stated principal amount of such Indebtedness is not greater than the principal amount outstanding at the time of such refinancing and in any event does not exceed $300,000,000 and (2) unless otherwise consented to by the Administrative Agent, such refinancing Indebtedness is on terms and conditions substantially similar to those of the Convertible Note Issuance and the Indenture and is no less favorable than the terms and conditions of the Convertible Note Issuance and the Indenture.

    Fundamental Changes. Neither Borrower will, nor will it permit any of its Subsidiaries to dissolve or consolidate with or merge into any Person or permit any Person to consolidate with or merge into it, except that: (i) any Subsidiary of the Parent may merge into or consolidate with any other Subsidiary of the Parent (provided that if either of such Subsidiaries is a Borrower, such Borrower shall be the surviving entity), (ii) any Subsidiary of the Parent (other than the US Borrower) may merge into or consolidate with the Parent (so long as the Parent is the surviving entity), and (iii) any Subsidiary may dissolve after transferring substantially all of its assets to the Parent or another Subsidiary provided in each case that immediately after giving effect and pro forma effect thereto, no event shall occur and be continuing which constitutes a Default, and provided, further however that if the transferor Subsidiary is a Loan Party, the transferee Subsidiary must be a Loan Party.

      Neither Borrower will, nor will it permit any of its Subsidiaries to (i) sell, transfer, assign or otherwise dispose of the capital stock of any Loan Party or (ii) sell, transfer, assign or otherwise dispose of any Property (except for sales or other dispositions of inventory and surplus or obsolete equipment in the ordinary course of business) in excess in the aggregate for all such sales, transfers, assignments, and dispositions prior to the Maturity Date of an amount equal to fifteen percent (15%) of the Consolidated Net Worth of the Borrowers and their Subsidiaries.

    Restricted Disbursements and Acquisitions. Neither Borrower will, nor will it permit any Subsidiary to, make any Restricted Disbursements (including without limitation, loans and advances to, and other Restricted Disbursements in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

      Cash Equivalent Investments;

      existing Restricted Disbursements in Subsidiaries and other Restricted Disbursements in each case, in, existence on the Closing Date and described in Schedule 7.06;

      the repurchase of the Parent's outstanding shares of common stock (i) with the proceeds of the Convertible Note Issuance in an amount not to exceed $120,000,000 and (ii) at any time after the Convertible Note Issuance if (A) at the time of such repurchase the ratio of Consolidated Net Indebtedness to Consolidated EBITDA (as measured on a pro forma basis after giving effect to such repurchase) is (1) less than 2.5 to 1.0 as measured during the period from November 6, 2006 through the fiscal quarter ending March 31, 2008, or (2) less than 2.25 to 1.00 as measured during the period from the fiscal quarter beginning on April 1, 2008 through the Maturity Date, and (B) Consolidated Liquidity (as measured on a pro forma basis after giving effect to such repurchase) exceeds $20,000,000; provided that in each case, such repurchase is made pursuant to the valid authorization of the Parent's shareholders and a copy of each such authorization or resolution shall be delivered to the Administrative Agent in accordance with Section 6.02(d) (each such repurchase, an "Eligible Share Repurchase");

      advances or extensions of credit on terms customary in the industry involved in the form of accounts receivable incurred, and investments, loans, and advances made in settlement of such accounts receivable, all in the ordinary course of business;

      dividends paid by any direct or indirect Subsidiary of the Parent to the Parent or to any other direct or indirect Subsidiary of the Parent;

      Indebtedness between the Parent and its Subsidiaries to the extent permitted by Section 7.03;

      Restricted Disbursements in any Loan Party;

      if the ratio of Consolidated Net Indebtedness (as measured on a pro forma basis after giving effect to such Acquisitions) to Consolidated EBITDA (as measured or on a pro forma basis after giving effect to such Acquisitions) is (i) less than (A) 2.5 to 1.0 as measured during the period from November 6, 2006 through the fiscal quarter ending March 31, 2008, or (B) less than 2.25 to 1.00 as measured during the period from the fiscal quarter beginning on April 1, 2008 through the Facility Termination Date, then Acquisitions by the Parent or any of its Subsidiaries or (ii) greater than such amounts during such times, as applicable, then Acquisitions by the Parent and its Subsidiaries if the aggregate amount of all Acquisitions for the previous twelve month period does not exceed Consolidated EBITDA for the same twelve month period; provided that in each case, each such Acquisition is of an entity engaged in substantially the same line of business as the Borrowers and their respective Subsidiaries and after giving pro forma effect to such Acquisition, the Borrowers and the other Credit Parties are in compliance with each of the other covenants set forth in this Agreement, including without limitation, those set forth in Section 7.03 and 7.13;

      Restricted Disbursements in or to Subsidiaries other than any Loan Parties of not more than $5,000,000 (or its Equivalent Dollar amount) in excess of the Restricted Disbursements or Loans outstanding on the Closing Date outstanding in the aggregate at any one time; provided, that if any Person in which such Restricted Disbursement is made becomes a Loan Party, the actual amount of the Restricted Disbursement in such Person shall no longer be considered a Restricted Disbursement under this Section 7.05(i);

      [Reserved];

      other Restricted Disbursements if after giving effect to such Restricted Disbursements the aggregate amount of all such Restricted Disbursements does not exceed the greater of (a) $25,000,000 or (b) fifteen percent (15%) Consolidated Net Worth after giving effect to such Restricted Disbursement;

      Restricted Disbursements acquired incidentally to and in conjunction with acquisitions of assets permitted by this Section 7.05; provided that such investments do not constitute more than five percent (5%) of the total consideration paid for such acquisition; and

      dividends payable solely in shares of capital stock of the payor of such Dividends or in options, warrants or rights to purchase shares of such capital stock.

    Swap Contracts. Neither Borrower will, nor will it permit any of its Subsidiaries to, enter into any Swap Contracts other than (i) interest rate and foreign exchange Swap Contracts entered into for purposes of hedging bona fide interest and foreign exchange risk and (ii) Swap Contracts entered into in connection with exchangeable note hedge transactions as more full described in the "Use of Proceeds" section of the Offering Memo, and in each case, such Swap Contracts are not entered into for speculation.

    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their respective Subsidiaries on the date hereof or any business substantially related or incidental thereto.

    Transactions with Affiliates. Neither Borrower will, nor will it permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arms-length transaction. No Loan Party will transfer assets or funds to any Affiliate or Subsidiary that is not a Loan Party except for value, as permitted under Sections 7.04(a) or (b) or as an investment permitted under Section 7.05.

    Capital Expenditures. Neither Borrower will, nor will it permit any Subsidiary to, make Consolidated Capital Expenditures in excess of an amount equal to fifty percent (50%) of Consolidated EBITDA for the previous twelve months, if at any time, the ratio of Consolidated Net Indebtedness (as measured on a pro forma basis) to EBITDA is greater than 2.5 to 1.0.

    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U of the FRB.

    Restrictions on Subsidiaries. Neither Borrower will, nor will it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to any Loan Party, (b) make loans or advances to any Loan Party, or (c) transfer any of its Properties to any Borrower or (ii) the ability of any Borrower or any Subsidiary of such Borrower to create, incur, assume or suffer to exist any Lien upon its Property to secure the Obligations or to become a guarantor of the Obligations, other than prohibitions or restrictions existing under or by reason of: (w) this Agreement and the other Loan Documents; (x) applicable law; (y) Liens, prohibitions or restrictions permitted by Section 7.01 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the Property subject to such Liens; and (z) prohibitions or restrictions contained in any document or instrument governing the terms of the Indebtedness permitted by Section 7.03(j).

    Fiscal Year. Neither Borrower shall change or modify its fiscal year as in effect as of the Closing Date, without first giving the Administrative Agent at least thirty (30) days prior written notice of such change.

    Financial Covenants.

      Coverage Ratio. The Parent will not permit the ratio, determined as of the end of each of its fiscal quarters, for the then most recently ended four fiscal quarters of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, to be less than 3.00 to 1.00 for any period of four consecutive fiscal quarters.

      Leverage Ratio. The Parent will not permit the ratio, determined as of the end of each of its fiscal quarters, for the then most-recently ended four fiscal quarters of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA to be greater than:

  (A) 3.00 to 1.00 during the period from November 6, 2006 through the fiscal quarter ending March 31, 2008;

  (B) 2.75 to 1.00 during the period from the fiscal quarter beginning on April 1, 2008 through the fiscal quarter ending September 30, 2009; and

  (C) 2.50 to 1.00 during the period from the fiscal quarter beginning on October 1, 2009 through the through the Maturity Date;

  provided that solely for the purposes of calculating Consolidated EBITDA for this Section 7.13(b), Consolidated EBITDA shall be measured on a pro forma basis.

  EVENTS OF DEFAULT AND REMEDIES

    Events of Default. Any of the following shall constitute an Event of Default:

      Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      Specific Covenants. Either Borrower fails to perform or observe any term, covenant or agreement contained in Article VII; or

      Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in this Agreement or any other Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days following the delivery of written notice to either Borrower by the Administrative Agent; or

      Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of either Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

      Cross-Default. Failure of a Borrower or any Material Subsidiary to pay when due any Material Indebtedness (other than any trade account subject to a bona fide dispute and as to which the trade creditor has neither filed a lawsuit nor caused a Lien to be placed upon any Property of such Borrower or Material Subsidiary); or the default by a Borrower or any Material Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of a Borrower or any Material Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or required prepayment) prior to the stated maturity thereof; or a Borrower or any Material Subsidiary shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due; or

      Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or a substantial portion of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or a substantial portion of its Property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      Inability to Pay Debts; Attachment. Either Borrower or any other Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against a substantial portion of the Property of any such Person and is not released, vacated or fully bonded within 60 consecutive days after its issue or levy; or

      Judgments. There is entered against the Parent or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or is not otherwise being appropriately contested in good faith; or

      ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

      Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

      Change of Control. There occurs any Change of Control;

      Environmental Laws. A Borrower or any Material Subsidiary shall (i) be the subject of any proceeding or investigation pertaining to the release by such Borrower or such Material Subsidiary of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), would have a Material Adverse Effect; or

      Involuntary Delisting. The stock of the Parent is involuntarily delisted by the NYSE or other public exchange on which it is traded.

    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

      require that the Parent Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

    provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Parent to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

  First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

  Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

  Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

  Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

  Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Parent or as otherwise required by Law.

  Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

  ADMINISTRATIVE AGENT

    Appointment and Authority.

    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

      shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer.

    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

    Reliance by Administrative Agent.

    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

    and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

    Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

    Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

  MISCELLANEOUS

    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by either Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

      extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

      postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of either or both Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

      change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      amend Section 1.06 or the definition of "Alternative Currency" without the written consent of each Lender; or

      change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

    Notices; Effectiveness; Electronic Communication.

      Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

        if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

        if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

      Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

      Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of either Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

      Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to either Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

      Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of either or both Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    Expenses; Indemnity; Damage Waiver.

      Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by either Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by either or both Borrowers or any of their respective Subsidiaries, or any Environmental Liability related in any way to either or both Borrowers or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by either or both of the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by either or both of the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if either or both of the Borrowers or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      Reimbursement by Lenders. To the extent that either or both of the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

      Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

      Payments. All amounts due under this Section shall be payable not later than 10 Business Days after demand therefor.

      Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

    Successors and Assigns.

      Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

        Minimum Amounts.

          in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further that except in the case of an assignment to an existing Lender, all assignments of Loans made to the Parent shall be in a minimum amount equal to or greater than EUR 50,000 or its Dollar Equivalent.

        Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender's rights and obligations in respect of Swing Line Loans;

        Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

          the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

          the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

          the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

        No Assignment to Borrowers. No such assignment shall be made to either of the Borrowers or any of the Affiliates or Subsidiaries of either of the Borrowers.

        No Assignment to Natural Persons. No such assignment shall be made to a natural person.

      Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or either Borrower or any of the Borrowers' respective Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

      Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

      Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than either of the Borrowers.

    For purposes of this Section, "Information" means all information received from the Borrowers or any Subsidiary relating to either of the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by either of the Borrowers or any Subsidiary, provided that, in the case of information received from either of the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

    Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

    Interest Rate Limitation. The Borrowers, the Administrative Agent, the L/C Issuers and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 10.09 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 10.09, even if such provision declares that it controls. As used in this Section 10.09, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (i) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (ii) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrowers or any other Person be obligated to pay, or any Lender or the L/C Issuer have any right or privilege to reserve, receive or retain, (iii) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable state, or (iv) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 10.09, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrowers' obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

      the Borrowers shall have paid (or caused a Subsidiary to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

      such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers or applicable Subsidiary (in the case of all other amounts);

      in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

      such assignment does not conflict with applicable Laws.

    A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

    Governing Law; Jurisdiction; Etc.

      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

      SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for either or both of the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising any of the Borrowers or their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to any of the Borrowers or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Borrower and each other Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

    Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES

    Amendment and Restatement. This Agreement shall be deemed to restate and amend the Third Amended and Restated Credit Agreement in its entirety, and all of the terms and provisions hereof shall supersede the terms and conditions thereof. The parties hereto further agree that this Agreement and the Credit Extensions shall serve to extend, renew and continue, but not to extinguish or novate, the "Credit Extensions" under the Third Amended and Restated Credit Agreement and the corresponding promissory notes and to amend, restate and supersede, but not to extinguish or cause to be novated the Indebtedness under, the Third Amended and Restated Credit Agreement. The Borrowers each hereby agree that, upon the effectiveness of this Agreement, the "Loans" made and outstanding under the Third Amended and Restated Credit Agreement and all accrued and unpaid interest thereon shall be deemed to be Loans outstanding under and payable by this Agreement and all "Letters of Credit" issued and outstanding under the Third Amended and Restated Credit Agreement shall be deemed to be issued and outstanding as Letters of Credit hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CORE LABORATORIES N.V., a Netherlands
limited liability company

BY: Core Laboratories International B.V., its sole Managing Director

By: /s/ J W Sodderland

[_J W Sodderland____]

Title: Managing Director of Core Laboratories International B.V.

Address: 424 Herengracht
1017 BZ Amsterdam
The Netherlands
Attention: General Counsel

Telephone: (     ) _________________________

Fax: (     ) _________________________

CORE LABORATORIES LP, a Delaware limited partnership

BY: Core Laboratories LLC,
its General Partner

By: /s/ R L Bergmark

[_R L Bergmark______]

Title: Treasurer

Address: 6316 Windfern
Houston, Texas 77040
Attention: General Counsel

Telephone: (713) 328-2101

Fax: (713) 328-2151

bank of america, n.a., as
Administrative Agent

By: /s/ Rosanne Parsill
Name: Rosanne Parsill
Title: Assitant Vice President

bank of america, n.a., as a Lender, L/C
Issuer and Swing Line Lender

By: /s/ Gary L Mingle
Name: Gary L Mingle
Title: Senior Vice President

COMERICA BANK, as a Lender By: /s/ Cyd Dillahunty Name: Cyd Dillahunty Title: Vice President Attention: Telephone: 713-220-5668 FAX: 713-220-5581

WELLS FARGO BANK, N.A., as a Lender By: /s/ Michael W Nygren Name: Michael W Nygren Title: Vice President Attention: Melony Owens Telephone: 713-319-1334 FAX: 713-739-1087

SCHEDULE 1.01

MANDATORY COST FORMULAE

  The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

    the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

    the requirements of the European Central Bank.

  On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrowers or any Lender, deliver to the Borrowers or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

  The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender's participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

  The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

    in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

    in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

  Where:

  "A" is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

  "B" is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

  "C" is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

  "D" is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

  "E" is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per GBP1,000,000.

  For the purposes of this Schedule:

    "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

    "Fees Rules" means the rules on periodic fees contain in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

    "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

    "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

  In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

  If requested by the Administrative Agent or the Borrowers, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrowers, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per GBP1,000,000 of the Tariff Base of such Lender.

  Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

    the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

    any other information that the Administrative Agent may reasonably require for such purpose.

  Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

  The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

  The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

  The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

  Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

  The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES
Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$50,000,000	50.000000000%
Comerica Bank	$25,000,000	25.000000000%
Wells Fargo Bank, N.A.	$25,000,000	25.000000000%
Total	$100,000,000	100%

SCHEDULE 5.08

LITIGATION

SCHEDULE 5.09

SUBSIDIARIES

SCHEDULE 5.17

IDENTIFICATION NUMBERS FOR
FOREIGN OBLIGORS
Foreign Obligor	Identification Number	Jurisdiction of Organization

SCHEDULE 7.01

EXISTING LIENS

SCHEDULE 7.03

EXISTING INDEBTEDNESS

SCHEDULE 10.02

ADMINISTRATIVE AGENT'S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

PARENT:
424 Herenbracht
1017 BZ Amsterdam
The Netherlands
Attention: General Counsel
Telephone:
Telecopier:
Electronic Mail: John.Denson@corelab.com
Website Address: www.corelab.com
U.S. Taxpayer Identification Number(s): [Complete for US Borrower]

US BORROWER:
6316 Windfern
Houston, Texas 77040
Attention: General Counsel
Telephone: (713) 328-2101
Telecopier: (713) 328-2151
Electronic Mail: John.Denson@corelab.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.
Street Address: 901 Main Street
Mail Code: TX1-492-14-11
Dallas, TX 75202-3714

Attention: Annette Hunt
Telephone: 214.209.4108
Telecopier: 214.290.8378

Electronic Mail: Annette.p.hunt@bankofamerica.com

Account No. (for Dollars): 1292000883

Ref: Core Laboratories, Attn: Credit Services
ABA# 026009593

Account No. (for Euro):

Bank of America, London, England

SWIFT CODE: BOFAGB22

ACCT# 65280019

REF: Core Laboratories

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Street Address: 231 S. LaSalle Street

Mail Code: IL1-231-10-41
Chicago, IL 60604
Attention: Rosanne Parsill
Telephone: 312.923.1639
Telecopier: 877.206.8429
Electronic Mail: rosanne.parsill@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations
Bank of America
Mail Code: CA9-705-07-05
1000 W Temple Street

Los Angeles, CA 90012-1514

Attention: Tai Anh Lu
Telephone: 213.481.7840
Telecopier: 213.457.8841
Electronic Mail: tai_anh.lu@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
Street Address: 901 Main Street
Mail Code: TX1-492-14-11
Dallas, TX 75202-3714

Attention: Annette Hunt
Telephone: 214.209.4108
Telecopier: 214.290.8378

Electronic Mail: annette.p.hunt@bankofamerica.com

Account No. (for Dollars): 1292000883

Ref: Core Laboratories, Attn: Credit Services
ABA# 026009593

Account No. (for Euro):

Bank of America, London, England

SWIFT CODE: BOFAGB22

ACCT# 65280019

REF: Core Laboratories

SCHEDULE 10.06

PROCESSING AND RECORDATION FEES

The Administrative Agent will charge a processing and recordation fee (an "Assignment Fee") in the amount of $2,500 for each assignment; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

Transaction	Assignment Fee

First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	-0-
Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)	$500

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of January ___, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Core Laboratories N.V., a Netherlands limited liability company and Core Laboratories LP, a Delaware limited partnership (each herein called a "Borrower" and collectively called the "Borrowers"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The [Name of Borrower] hereby requests, on behalf of itself (select one):

A Borrowing of Committed Loans 9; A conversion or continuation of Loans

    On (a Business Day).

    In the amount of .

    Comprised of .
    [Type of Committed Loan requested]

    In the following currency: ________________________

    For Eurocurrency Rate Loans: with an Interest Period of __months.

    On behalf of ____________________________ [insert name of applicable Borrower].

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

[NAME OF APPLICABLE BORROWER]

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To: Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of January ___, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Core Laboratories N.V., a Netherlands limited liability company and Core Laboratories LP, a Delaware limited partnership (each herein called a "Borrower" and collectively called the "Borrowers"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

    On (a Business Day).

    In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

[NAME OF APPLICABLE BOORROWER]

By:
Name:
Title:

EXHIBIT C

FORM OF NOTE

[$Commitment Amount] January ___, 2008

Each of Core Laboratories N.V., a Netherlands limited liability company and Core Laboratories LP, a Delaware limited partnership (each herein called a "Borrower" and collectively called the "Borrowers"), hereby jointly and severally promises to pay to the order of [NAME OF LENDER] (the "Lender") the principal sum of [COMMITMENT AMOUNT] ($Commitment Amount) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement (as hereinafter defined), to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan was denominated and in Same Day Funds at the Administrative Agent's Office for such currency, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, that certain Fourth Amended and Restated Credit Agreement dated as of January ___, 2008 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the lenders party thereto, including the Lender, and Bank of America, N.A, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranties, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

CORE LABORATORIES N.V., a Netherlands limited liability company

BY: Core Laboratories International B.V., its sole Managing Director

By:

Title: Managing Director of Core Laboratories International B.V.

CORE LABORATORIES LP, a Delaware limited partnership, BY: Core Laboratories LLC, its General Partner Core Laboratories LLits General Pr By: Title: _________________________________

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF CORE LABORATORIES N.V. AND CORE LABORATORIES LP,
DATED JANUARY ___, 2008
Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

To: The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of January ___, 2008 (as amended, modified, renewed or extended from time to time, the "Agreement") among Core Laboratories N.V. (the "Parent"), Core Laboratories LP (the "US Borrower", and together with the Parent the "Borrowers"), the various financial institutions that are or may become parties thereto (collectively, the "Lenders"), Bank of America, N.A., as agent (the "Administrative Agent") for the Lenders, as a swing line lender (a "Swing Line Lender") and as the letter of credit issuing bank (the "L/C Issuer"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement. The undersigned hereby certifies that the undersigned is the duly elected ______________ of the Parent.

THE UNDERSIGNED HEREBY FURTHER CERTIFIES THAT, TO THE KNOWLEDGE OF THE UNDERSIGNED, AFTER DUE INQUIRY:

1. There is no condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

2. Schedule I attached hereto sets forth financial data and computations evidencing the Parent's compliance with the financial covenants set forth in Section 7.13 of the Agreement; and

3. Schedule II hereto sets forth the determination of the interest rates to be paid for Credit Extensions and the commitment fee rates commencing on the fifth day following the delivery hereof.

Described below are the exceptions, if any, to paragraph 1 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Parent has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , 20__.

By:

Title:

For Core Laboratories N.V.

SCHEDULE I TO COMPLIANCE CERTIFICATE OF THE PARENT

Compliance as of _________, 20__ with
Provisions of Section 7.13 of
the Credit Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE

Parent's Applicable Margin Calculation

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each] Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

  Assignor[s]: ______________________________

  ______________________________

  Assignee[s]: ______________________________

  ______________________________

  [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

  Borrower(s): ______________________________

  Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

  Credit Agreement: Fourth Amended and Restated Credit Agreement, dated as of January ___, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Core Laboratories N.V., a Netherlands limited liability company and Core Laboratories LP, a Delaware limited partnership (each herein called a "Borrower" and collectively called the "Borrowers"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

  Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number

		____________	$_______________	$_________	___________%
		____________	$_______________	$_________	___________%
		____________	$_______________	$_________	___________%

  [[ Trade Date: __________________]

  Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

  The terms set forth in this Assignment and Assumption are hereby agreed to:

  ASSIGNOR
  [NAME OF ASSIGNOR]

  By:
  Title:

  ASSIGNEE
  [NAME OF ASSIGNEE]

  By:
  Title:

  [Consented to and] Accepted:

  BANK OF AMERICA, N.A., as
  Administrative Agent

  By: _________________________________
  Title:

  [Consented to:]

  [BORROWERS]

  By: _________________________________
  Title:

  ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

  [___________________]

  STANDARD TERMS AND CONDITIONS FOR

  ASSIGNMENT AND ASSUMPTION

          Representations and Warranties.

            Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v)[,][and] (vi) [and (vii)] of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

FORM OF
PARENT GUARANTY

THIS PARENT GUARANTY (this "Guaranty") is made as of January ___, 2008 by Core Laboratories N.V. (the "Parent Guarantor") in favor of the Administrative Agent, for the benefit of the Lenders, the L/C Issuer and the Swing Line Lender, under the Credit Agreement referred to below;

Witnesseth:

WHEREAS, the Parent Guarantor, Core Laboratories LP (the "US Borrower", together with the Parent Guarantor, the "Borrowers") the various financial institutions that are or may become parties thereto (collectively, the "Lenders"), Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Lenders, as a lender and a swing line lender (in such capacity, the "Swing Line Lender") and as a letter of credit issuing bank (the "L/C Issuer), have entered into that certain Fourth Amended and Restated Credit Agreement dated as of even date herewith (as the same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders and the L/C Issuer to the Parent Guarantor and the US Borrower;

WHEREAS, it is a condition precedent to the Administrative Agent, the Lenders, the L/C Issuer, the Swing Line Lender and the other parties executing the Credit Agreement that the Parent Guarantor execute and deliver this Guaranty whereby the Parent Guarantor shall guarantee the payment when due of the Guaranteed Obligations, as defined below; and

WHEREAS, in order to induce the Lenders, the L/C Issuer, the Swing Line Lender and the Administrative Agent to enter into the Credit Agreement, and because the Parent Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Parent Guarantor is willing to guarantee the Guaranteed Obligations, as defined below, of the US Borrower;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.1. Selected Terms Used Herein.

"Guaranteed Obligations" is defined in Section 3 below.

SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

    [Intentionally Blank]

    [Intentionally Blank]

    The Guaranty. The Parent Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, being referred to as the "Guaranteed Obligations"). Upon failure by the US Borrower to pay punctually any such amount, the Parent Guarantor agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. The Parent Guarantor waives any right to require the Lender to sue the US Borrower, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

    Guaranty Unconditional. The obligations of the Parent Guarantor hereunder shall, to the fullest extent permitted by law, be unconditional and absolute and, without limiting the generality of the foregoing, shall, to the fullest extent permitted by law, not be released, discharged or otherwise affected by:

          any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

          any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document;

          any release, nonperfection or invalidity of any direct or indirect security for any obligation of the US Borrower under the Credit Agreement, any Note, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

          any change in the corporate existence, structure or ownership of the US Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting it or the US Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of it or the US Borrower, or any other guarantor of any of the Guaranteed Obligations;

          the existence of any claim, setoff or other rights which it may have at any time against the US Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

          any invalidity or unenforceability relating to or against the US Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by it or the US Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by it or the US Borrower under the Credit Agreement, any Note, or any other Loan Document; or

          any other act or omission to act or delay of any kind by the US Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of its obligations hereunder.

    Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. The Parent Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the US Borrower or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the US Borrower or otherwise, the Parent Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

    Waivers. The Parent Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the US Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.

    Subrogation. The Parent Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the US Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Parent Guarantor unless and until the Guaranteed Obligations (other than indemnification obligations and other similar obligations that survive the termination of the Loan Documents but which are not yet due and payable as of such time) are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated.

    Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the US Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Parent Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

    Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

              FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Administrative Agent in connection with any collateral securing the Guaranteed Obligations;

              SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

              THIRD, to payment of the principal of the Guaranteed Obligations then due and unpaid from the US Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal payments then due and unpaid owing to each of them; and

              FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (i) in the case of the Parent Guarantor at its address or facsimile number set forth on the signature pages hereof, (ii) in the case of the Administrative Agent or any Lender, at its address or facsimile number set forth below its signature to the Credit Agreement (iii) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of Section 15.1 of the Credit Agreement. Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (z) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified pursuant to this Section.

    No Waivers. No failure or delay by the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

    No Duty to Advise. The Parent Guarantor assumes all responsibility for being and keeping itself informed of the US Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Parent Guarantor assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Sole Lead Arranger, the Sole Book Runner, nor any other Lender has any duty to advise the Parent Guarantor of information known to it regarding those circumstances or risks.

    Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Sole Lead Arranger, the Sole Book Runner and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

    Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Parent Guarantor and the Administrative Agent with the consent of the Required Lenders.

    Costs of Enforcement. The Parent Guarantor agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the US Borrower, Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. THE PARENT GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN HARRIS COUNTY, TEXAS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARENT GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARENT GUARANTOR, AND THE ADMINISTRATIVE AGENT, THE L/C ISSUER, THE SWING LINE LENDER AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    Taxes, etc. All payments required to be made by the Parent Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future Taxes and Other Taxes, provided, however, that if the Parent Guarantor is required by law to make such deduction or withholding, the Parent Guarantor shall forthwith (i) pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

    Setoff. Without limiting the rights of the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Parent Guarantor authorizes the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders to apply any sums standing to the credit of the Parent Guarantor with the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender or any Lending Installation of the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender toward the payment of the Guaranteed Obligations. The Administrative Agent, the L/C Issuer, the Swing Line Lender or such Lender (or such Affiliate of such Lender) shall use reasonable commercial efforts to notify the Borrowers of the exercise of such setoff rights promptly after the exercise thereof, provided that the failure to give such notice shall not affect the validity of the exercise of such setoff rights.

    Foreign Currency. The specification of payment in a specific currency at a specific place and time pursuant to the Credit Agreement, any Note or any other Loan Document is essential. That currency or those currencies are also the currency of account and payment under this Guaranty. If the Parent Guarantor is unable for any reason to effect payment of a specific currency (other than United States currency) as required by the preceding sentence or if the Parent Guarantor defaults in the payment when due of any payment of a specific currency (other than United States currency) under this Guaranty, the Administrative Agent may, at its option, require such payment to be made to the Administrative Agent's principal office in the Equivalent Dollar Amount and the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main Chicago office on the Business Day preceding that on which final, non-appealable, judgment is given. The obligations of the Parent Guarantor in respect of any sum due to any Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent (as the case may be) in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent, as the case may be, against such loss. In the event that any payment, whether pursuant to a judgment or otherwise, does not result in payment of the amount of currency due under this Guaranty, upon conversion to the currency of account and transfer to the place specified for payment, the Administrative Agent and the Lenders have an independent cause of action against the Subsidiary Guarantors for the deficiency.

    [Signature pages follow]

  IN WITNESS WHEREOF, the Parent Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

  CORE LABORATORIES N.V., a Netherlands
  limited liability company

  FORM OF
  SUBSIDIARY GUARANTY

  THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of January ___, 2008, by Core Laboratories LP (the "US Borrower"), a Delaware limited partnership (together with its successors and assigns), Core Laboratories Sales N.V., a Netherlands Antilles limited liability company (together with its successors and assigns), Core Laboratories Canada Ltd., an Alberta, Canada corporation (together with its successors and assigns), Saybolt LP, a Delaware limited partnership (together with its successors and assigns), and Owen Oil Tools LP, a Delaware limited partnership (together with its successors and assigns) (collectively, the "Subsidiary Guarantors") in favor of the Administrative Agent, for the benefit of the Lenders, the L/C Issuer and the Swing Line Lender, under the Credit Agreement referred to below;

  Witnesseth:

  WHEREAS, Core Laboratories N.V., a Netherlands limited liability company (the "Parent"), the US Borrower (together with the Parent, the "Borrowers"), the various financial institutions that are or may become parties thereto (collectively, the "Lenders"), Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Lenders, as a lender and a swing line lender (in such capacity, the "Swing Line Lender") and as a letter of credit issuing bank (the "L/C Issuer"), have entered into that certain Fourth Amended and Restated Credit Agreement dated as of even date herewith (as the same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders and the L/C Issuer to the Parent and the US Borrower;

  WHEREAS, it is a condition precedent to the Administrative Agent, the Lenders, the L/C Issuer, the Swing Line Lender and the other parties executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

  WHEREAS, in consideration of the financial and other support that the Parent and the US Borrower have provided, and such financial and other support as the Parent and the US Borrower may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders, the L/C Issuer, the Swing Line Lender and the Administrative Agent to enter into the Credit Agreement, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the Guaranteed Obligations, as defined below;

  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  SECTION 1.1. Selected Terms Used Herein.

  "Guaranteed Obligations" is defined in Section 3 below.

  SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

  SECTION 2.1. Representations and Warranties. Each of the Subsidiary Guarantors other than the US Borrower represents and warrants (which representations and warranties shall be deemed to have been renewed upon each date of a Credit Extension under the Credit Agreement) that:

      It is a corporation, limited partnership, limited liability company or other Person duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation, limited partnership, limited liability company or other Person and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

      It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its Subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of it or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement, except, in the case of clauses (i) through (iii), to the extent that such violation could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its Subsidiaries, is required to be obtained by it or any of its Subsidiaries in connection with the execution and delivery of this Guaranty or performance by it of the obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exception or other action could not reasonably be expected to have a Material Adverse Effect.

  SECTION 2.2. Covenants. Each of the Subsidiary Guarantors other than the US Borrower covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Parent and the US Borrower to, fully comply with those covenants and agreements set forth in the Credit Agreement.

  The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations (with respect to the US Borrower, such Obligations in respect of which it is not a Borrower) including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Parent or the US Borrower, as applicable, to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Lender to sue the Parent, the US Borrower, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

  Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall, to the fullest extent permitted by law, be unconditional and absolute and, without limiting the generality of the foregoing, shall, to the fullest extent permitted by law, not be released, discharged or otherwise affected by:

        any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

        any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document;

        any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Parent or the US Borrower under the Credit Agreement, any Note, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

        any change in the corporate existence, structure or ownership of the Parent or the US Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent or the US Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Parent or the US Borrower, or any other guarantor of any of the Guaranteed Obligations;

        the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Parent or the US Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

        any invalidity or unenforceability relating to or against the Parent or the US Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Parent or the US Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Parent or the US Borrower under the Credit Agreement, any Note, or any other Loan Document; or

        any other act or omission to act or delay of any kind by the Parent or the US Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, the L/C Issuer, the Swing Line Lender, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

  Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Parent or the US Borrower or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Parent or the US Borrower or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

  Waivers. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Parent, the US Borrower, any other guarantor of any of the Guaranteed Obligations, or any other Person.

  Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Parent or with respect to each of the Subsidiary Guarantors other than the US Borrower, against the US Borrower, in each case arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations (other than indemnification obligations and other similar obligations that survive the termination of the Loan Documents but which are not yet due and payable as of such time) are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated.

  Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Parent or the US Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors with respect to the Obligations of the Parent and each of the Subsidiary Guarantors other than the US Borrower with respect to the Guaranteed Obligations of the US Borrower, forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

  Limitation on Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor's "Maximum Liability"). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

          Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

          Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

            FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Administrative Agent in connection with any collateral securing the Guaranteed Obligations;

            SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

            THIRD, to payment of the principal of the Guaranteed Obligations then due and unpaid from either Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal payments then due and unpaid owing to each of them; and

            FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (i) in the case of the Parent or each of the Subsidiary Guarantors, at its address or facsimile number set forth on the signature pages hereof, (ii) in the case of the Administrative Agent or any Lender, at its address or facsimile number set forth below its signature to the Credit Agreement (iii) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of Section 10.02 of the Credit Agreement. Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (z) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified pursuant to this Section.

  No Waivers. No failure or delay by the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

  No Duty to Advise. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Parent's and the US Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Sole Lead Arranger, the Sole Book Runner, nor any other Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

  Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Sole Lead Arranger, the Sole Book Runner and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

  Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Administrative Agent with the consent of the Required Lenders.

  Costs of Enforcement. Each of the Subsidiary Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Parent, the US Borrower, the Subsidiary Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN HARRIS COUNTY, TEXAS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE ADMINISTRATIVE AGENT, THE LC ISSUERS, THE SWING LINE LENDER AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  Taxes, etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future Taxes and Other Taxes, provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith (i) pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

  Setoff. Without limiting the rights of the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders to apply any sums standing to the credit of the Guarantor with the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender or any Lending Installation of the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender toward the payment of the Guaranteed Obligations. The Administrative Agent, the L/C Issuer, the Swing Line Lender or such Lender (or such Affiliate of such Lender) shall use reasonable commercial efforts to notify the Borrowers of the exercise of such setoff rights promptly after the exercise thereof, provided that the failure to give such notice shall not affect the validity of the exercise of such setoff rights.

  Foreign Currency. The specification of payment in a specific currency at a specific place and time pursuant to the Credit Agreement, any Note or any other Loan Document is essential. That currency or those currencies are also the currency of account and payment under this Guaranty. If any Subsidiary Guarantor is unable for any reason to effect payment of a specific currency (other than United States currency) as required by the preceding sentence or if any Subsidiary Guarantor defaults in the payment when due of any payment of a specific currency (other than United States currency) under this Guaranty, the Administrative Agent may, at its option, require such payment to be made to the Administrative Agent's principal office in the Dollar Equivalent and the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's Office on the Business Day preceding that on which final, non-appealable, judgment is given. The obligations of the Guarantors in respect of any sum due to any Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent (as the case may be) in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Swing line Lender, the L/C Issuer or the Administrative Agent, as the case may be, against such loss. In the event that any payment, whether pursuant to a judgment or otherwise, does not result in payment of the amount of currency due under this Guaranty, upon conversion to the currency of account and transfer to the place specified for payment, the Administrative Agent and the Lenders have an independent cause of action against the Subsidiary Guarantors for the deficiency.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

Core Laboratories LP, a Delaware limited partnership

BY: Core Laboratories LLC,
its General Partner

By:

Title:
Address: 6316 Windfern
Houston, Texas 77040
Attention: General Counsel

Telephone: (713) 328-2101
Fax: (713) 328-2151

Core Laboratories Sales N.V., a Netherlands Antilles limited liability company

By:

Title:
Address:

Telephone:
Fax

FORM OF US OPINION

(SEE ATTACHED)

FORM OF DUTCH OPINION

(SEE ATTACHED)

FORM OF NETHERLANDS ANTILLES OPINION

(SEE ATTACHED)

FORM OF CANADIAN OPINION

(SEE ATTACHED)

FORM OF

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this "Subordination Agreement"), dated as of January ___, 2008 is made by Core Laboratories N.V., a Netherlands limited liability company (the "Parent"), and the other Persons listed on the signature pages hereof (the Parent and said other Persons sometimes referred to herein individually as a "Debtor" or a "Subordinated Creditor" and collectively as the "Debtors" or the "Subordinated Creditors") in favor of Bank of America, N.A., in its capacity as administrative agent, a lender (the "Administrative Agent") a Swing Line Lender and the L/C Issuer, and the lenders (the "Lenders") from time to time party to that certain Fourth Amended and Restated Credit Agreement, dated as of January ___, 2008 (as it may hereafter be amended, supplemented or otherwise modified from time to time being, the "Credit Agreement"), among the Parent, Core Laboratories LP, a Delaware limited partnership, the Lenders, the Administrative Agent as administrative agent, Swing Line Lender and as the L/C Issuer. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

PRELIMINARY STATEMENTS

Each Debtor is now or may hereafter be indebted or otherwise obligated to one or more of the Subordinated Creditors in various amounts and may hereafter from time to time become further indebted or otherwise obligated, as the case may be, to one or more of the Subordinated Creditors; and each Debtor's indebtedness now or hereafter existing (whether created directly or acquired by assignment or otherwise and howsoever evidenced) to any Subordinated Creditor, and interest and premiums, if any, thereon and other amounts payable in respect thereof, are herein referred to as "Subordinated Debt." It is a condition precedent to the making of the Loans and other extensions of credit by the Lenders under the Credit Agreement that each Subordinated Creditor shall have executed and delivered this Subordination Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and other extensions of credit under the Credit Agreement, including the issuance of letters of credit by the L/C Issuer, the parties hereto agree as follows:

    Agreement to Subordinate. Each Subordinated Creditor (with respect to Subordinated Debt owed to it) and each Debtor (with respect to Subordinated Debt owed by it) agree that all Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all obligations of the Debtor now or hereafter existing under the Credit Agreement, the Notes and the other Loan Documents (other than this Subordination Agreement), including any extensions, modifications, substitutions, amendments, amendments and restatements, and renewals thereof, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceedings referred to in Section 3(a) of this Subordination Agreement), fees, expenses or otherwise (all such obligations being referred to herein collectively as the "Obligations").

    No Payment on the Subordinated Debt. Each Subordinated Creditor (with respect to Subordinated Debt owed to it) agrees not to ask, demand, sue for, take or receive from any Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt unless and until the Obligations shall have been paid in full; provided, however, that each Subordinated Creditor may receive and each Debtor may make payments in respect of the Subordinated Debt if, at the time of making such payment and immediately after giving effect thereto no Default shall have occurred and be continuing or will result from the making of any such payment. For the purposes of this Subordination Agreement, the Obligations shall not be deemed to have been paid in full until such time as the Lenders have no further commitments to make Loans, nor the L/C Issuer to issue letters of credit, under the Credit Agreement, the holders or owners of the Obligations have received indefeasible payment in full of all of the Obligations (other than indemnification obligations and other similar obligations that survive the termination of the Loan Documents but which have not yet accrued or arisen as of such time ("Limited Indemnification Obligations")) in cash, and all Letters of Credit have terminated.

    In Furtherance of Subordination. Each Subordinated Creditor (with respect to Subordinated Debt owed to it) agrees as follows:

    Upon any distribution of all or any of the assets of any Debtor to creditors of such Debtor upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief, or composition of such Debtor or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Debtor or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Administrative Agent for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of all or any part of the Obligations in such order and manner as the Administrative Agent and the Majority Lenders may determine until the Obligations (other than the Limited Indemnification Obligations) shall have been paid in full.

    If any proceeding referred to in subsection (a) above is commenced by or against a Debtor:

      the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of each Subordinated Creditor of such Debtor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (a) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting all Subordinated Debt or enforcing any Lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent and the Lenders hereunder; and

      each Subordinated Creditor shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Subordinated Debt owing to such Subordinated Creditor for the account of the Administrative Agent and the Lenders and to file appropriate claims or proofs of claim in respect of such Subordinated Debt, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as they may reasonably request in order to enable them to enforce any and all claims with respect to, and any Liens securing payment of, the Subordinated Debt, and (C) to collect and receive, for the account of the Administrative Agent and the Lenders, any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

    All payments or distributions upon or with respect to the Subordinated Debt which are received by a Subordinated Creditor contrary to the provisions of this Subordination Agreement shall be received in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other funds and property held by such Subordinated Creditor, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders against, all or any part of the Obligations in such order and manner as the Administrative Agent may determine.

    The Administrative Agent is hereby authorized to demand specific performance of this Subordination Agreement, whether or not a Debtor shall have complied with any of the provisions hereof applicable to it, at any time when a Subordinated Creditor shall have failed to comply with any of the provisions of this Subordination Agreement applicable to it. To the fullest extent permitted by law, each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

    No Commencement of Any Proceeding. Each Subordinated Creditor (in its capacity as such, but not in its capacity as a Debtor) agrees that, so long as any of the Obligations (other than the Limited Indemnification Obligations) shall remain unpaid, any Lender has any commitment to make Advances or the L/C Issuer to issue letters of credit under the Credit Agreement, it will not commence, nor join with any creditor in commencing, any proceeding referred to in Section 3(a) hereof unless the Administrative Agent is included in such group.

    Confirmation of Waiver of Rights of Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent pursuant to the provisions of this Subordination Agreement shall entitle a Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Obligations (other than the Limited Indemnification Obligations) shall have been fully and finally paid and performed and the Aggregate Commitments terminated. It is understood by the parties hereto that the foregoing waiver of the exercise of any right of subrogation by the Subordinated Creditors shall in no event be deemed to be an irrevocable waiver of such right of subrogation, but shall be effective only until the Obligations (other than the Limited Indemnification Obligations) shall have been fully and finally paid and performed and the Total Commitments terminated.

    Further Assurances. Each Subordinated Creditor (with respect to Subordinated Debt owing to it) and each Debtor (with respect to Subordinated Debt owed by it) will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder.

    No Change in or Disposition of Subordinated Debt. Each Subordinated Creditor agrees that it shall not, without the prior written consent of the Administrative Agent:

    cancel or otherwise discharge any of the Subordinated Debt (except for payments made in accordance with Section 2) or subordinate any of the Subordinated Debt to any indebtedness other than the Obligations; or

    except, in each case, as permitted by the Credit Agreement, sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt.

    Agreements by Each Debtor.

    Each Debtor agrees that it will not make any payment of any of the Subordinated Debt under which it is indebted, or take any other action, in contravention of the provisions of this Subordination Agreement.

    Each Debtor agrees that upon request of the Administrative Agent it will promptly deliver to the Administrative Agent a schedule setting forth all Subordinated Debt under which it is indebted as of the date of such request.

    Obligations Hereunder Not Affected. To the maximum extent permitted by applicable law, all rights and interests of the Administrative Agent and the Lenders hereunder, and all agreements and obligations of each Subordinated Creditor and each Debtor under this Subordination Agreement, shall remain in full force and effect irrespective of:

    any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Document, or any agreement or instrument relating thereto;

    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to or departure from the Credit Agreement, the Notes or any other Loan Document;

    any enforcement of any Loan Document, including the taking, holding or sale of any property or interests in property, now owned or hereafter acquired by the Parent, the US Borrower, or any of their respective Subsidiaries, the Guarantors or any of their Subsidiaries in or upon which a Lien is granted or purported to be granted, if any, or any termination or release of same;

    any refusal of payment by the Administrative Agent or any Lender, in whole or in part, from any obligor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Subordinated Creditor; or

    any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Debtor or a Subordinated Creditor or third party guarantor or surety.

    This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent, any Lender or any other Person upon the insolvency, bankruptcy or reorganization of a Debtor or otherwise, all as though such payment had not been made.

    Waiver.

    To the maximum extent permitted by applicable law, each Subordinated Creditor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Subordination Agreement and any requirement that the Administrative Agent or any Lender exhaust any right or take any action against a Debtor or any other Person.

    Each Subordinated Creditor hereby waives any right to require the Administrative Agent, the Lenders or any other Person to proceed against the Parent, the Guarantors or any of their respective Subsidiaries or any other Person, or pursue any other remedy in the power of the Administrative Agent, the Lenders or any other Person.

    [Intentionally Blank]

    Amendments, Etc. No amendment or waiver of any provision of this Subordination Agreement nor consent to any departure by a Subordinated Creditor or by a Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Expenses. Each Subordinated Creditor and each Debtor jointly and severally agrees to pay, within five (5) Business Days after demand, to the Administrative Agent and each Lender the amount of any and all reasonable costs and expenses (including reasonable attorneys' fees and costs) incurred by each of them after a Default in connection with the exercise or enforcement of any of the rights or interests of the Administrative Agent or the Lenders hereunder.

    Addresses for Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (i) in the case of a Subordinated Creditor or a Debtor, at its address or facsimile number set forth on the signature pages hereof and to the address or facsimile of the Parent, addressed to such Subordinated Creditor or Debtor at the number set forth on the signature pages hereof, (ii) in the case of the Administrative Agent or any Lender, at its address or facsimile number set forth below its signature to the Credit Agreement (iii) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of Section 15.1 of the Credit Agreement. Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (z) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified pursuant to this Section.

    No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided as cumulative and not exclusive of any remedies provided by law.

    Continuing Agreement; Assignments under Credit Agreement. This Subordination Agreement is a continuing agreement and shall remain in full force and effect until such time as the Lenders have no further commitment to lend, or issue letters of credit, under the Credit Agreement and the Obligations shall have been paid irrevocably in full in cash (other than the Limited Indemnification Obligations), be binding upon each Subordinated Creditor, each Debtor and their respective successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and the Lenders and its and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause, the Administrative Agent and the Lenders may assign or otherwise transfer in accordance with the Credit Agreement all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments and the Obligations owed to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent and/or the Lenders, as applicable, herein or otherwise.

    Counterparts. This Subordination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Subordination Agreement shall become effective as to each party hereto when a counterpart hereof shall have been signed by such party.

    GOVERNING LAW AND JURISDICTION. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

[Signature pages follow]

IN WITNESS WHEREOF, each Subordinated Creditor and each Debtor has caused this Subordination Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

CORE LABORATORIES N.V., a Netherlands
limited liability company

BY: Core Laboratories International B.V., its
sole Managing Director

By:

Name:
Title: Managing Director of Core Laboratories
International B.V.
Address: 424 Herengracht
1017 BZ Amsterdam
The Netherlands
Attention: General Counsel
Telephone:
Fax:

CORE LABORATORIES LP, a Delaware limited partnership

BY: Core Laboratories LLC, its General Partner

By:

Title:
Address: 6316 Windfern
Houston, Texas 77040
Attention: General Counsel

Telephone: (713) 328-2101
Fax: (713) 328-2151

CORE LABORATORIES SALES N.V., a Netherlands Antilles limited liability company

By:

Title:
Address:
Telephone:
Fax:

CORE LABORATORIES CANADA LTD., an Alberta, Canada corporation

By:

Title:
Address:
Telephone:
Fax:

SAYBOLT LP, a Delaware limited partnership

By:

Title:
Address:
Telephone:
Fax:

OWEN OIL TOOLS LP, a Delaware limited partnership

By:
Title:
Address:
Telephone:
Fax:

FORM OF

CONTRIBUTION AND INDEMNITY AGREEMENT

This Contribution and Indemnity Agreement (this "Agreement") is made and entered into, effective as of this day January ___, 2008 among Core Laboratories, N.V., a Netherlands limited liability company (the "Parent"), Core Laboratories LP, a Delaware limited partnership (the "US Borrower", and together with the Parent, the "Borrowers") and the other undersigned parties, which parties are Guarantors under the Credit Agreement, as that term is defined below (collectively, and including the Parent, and the US Borrower, the "Guarantors").

R E C I T A L S

    The Borrowers, Bank of America, N.A., as the Administrative Agent, a Swing Line Lender, the L/C Issuer and as a lender and along with any other lenders from time to time a party thereto, (the "Lenders") have entered into that Fourth Amended and Restated Credit Agreement dated as of even date herewith (the "Credit Agreement") pursuant to which, upon the terms and conditions stated therein, the Lenders agreed to make Loans and the L/C Issuer agreed to issue letters of credit to the Borrowers.

    The Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by each of the Guarantors, and each Guarantor has requested the other Guarantors to agree hereto as a further inducement to the execution of the Guaranty.

    Of even date herewith, the Guarantors (including the Parent and the US Borrower) have executed and delivered a Guaranty (the "Guaranty") pursuant to which each Guarantor has guaranteed the Obligations as set forth therein (the "Guaranteed Obligations").

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Each capitalized term used, but not defined, herein shall have the meaning assigned such term in, or by reference in, the Credit Agreement or the relevant Guaranty as applicable.

      If any Guarantor makes a payment in respect of the Obligations, it shall be subrogated to the rights of the Lenders (or any other payee) against the Parent and the US Borrower, as appropriate, with respect to such payment and shall have the rights of contribution set forth below against the other Guarantors; provided that such Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution until all the Obligations (other than indemnification obligations and other similar obligations that survive the termination of the Loan Documents but which have not yet accrued or arisen as of such time ("Limited Indemnification Obligations")) shall have been paid in full. If any Guarantor makes a payment in respect of the Guaranteed Obligations so that the amount of its then current Net Payments is less than the amount of its then current Contribution Obligation, any Guarantor making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the Net Payments made by the Guarantors in respect of the Obligations shall be shared among the Guarantors pro rata in proportion to their respective Contribution Percentage. If any Guarantor receives any payment by way of subrogation or contribution so that the amount of its then current Net Payments is greater than the amount of its then current Contribution Obligation, the Guarantor receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the Net Payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Contribution Percentage. If any Guarantor makes a payment in respect of the Obligations so that the amount of its then current Net Payments is greater than the amount of its then current Contribution Obligation, any Guarantor making such proportionately larger payment shall, when permitted by the third preceding sentence, receive from the other Guarantors an amount such that the Net Payments made by the Guarantors in respect of the Obligations shall be shared among the Guarantors pro rata in proportion to their respective Contribution Percentage.

        As used herein, the term "Contribution Obligation" shall mean an amount equal, at any time and from time to time and for each respective Guarantor, to the product of (i) such Guarantor's Contribution Percentage, times (ii) the sum of all payments made previous to or at the time of calculation by all Guarantors in respect of the Obligations (less the amount of any such payments previously returned to any Guarantor by operation of law or otherwise, but not including payments received by any Guarantor by way of its rights of subrogation and contribution hereunder). Notwithstanding anything to the contrary contained in this Section or in this Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement until all of the Obligations (other than the Limited Indemnification Obligations) shall be paid in full.

        As used herein, the term "Net Payments" shall mean an amount equal, at any time and from time to time and for each respective Guarantor, to the difference of (i) the sum of all payments made previous to or at the time of calculation by such Guarantor in respect of the Obligations and in respect of its obligations contained in this Agreement, less (ii) the sum of all such payments previously returned to such Guarantor by operation of law or otherwise and including payments received by such Guarantor by way of its rights of subrogation and contribution hereunder.

        As used herein, the term "Contribution Percentage" shall mean, for any applicable date as of which such percentage is being determined an amount equal to the quotient of (i) the Net Worth of such Guarantor as of such date divided by (ii) the sum of the Net Worth of all the Guarantors as of such date.

        As used herein, the term "Net Worth" shall mean for any Guarantor, calculated on and as of any applicable date on which such amount is being determined, the difference between (i) the sum of all such Guarantor's property (other than its equity interest in another Guarantor), at a fair valuation as of such date, minus (ii) the sum of all such Guarantor's debts, at a fair valuation as of such date, excluding the Guaranteed Obligations.

      Each party hereto represents and warrants to each other party hereto and to their respective successors and permitted assigns that the execution, delivery and performance by such party of this Agreement (i) are within such party's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental authority, except, in each case, to the extent that such failure to act or to make such filing could not reasonably be expected to have a Material Adverse Effect, and (ii) do not contravene, or constitute a default under, any provision of any applicable governmental requirement or of the certificate or articles of incorporation, bylaws or partnership agreement, as applicable of such party or of any other agreement, judgment, injunction, order, decree or other instrument binding upon such party or result in the creation or imposition of any Lien on any asset of such party except, in each case, to the extent that such contravention or default act could not reasonably be expected to have a Material Adverse Effect.

      No failure or delay by any Guarantor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided shall be cumulative and non-exclusive of any rights or remedies provided by law.

      Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the Required Lenders pursuant to the Credit Agreement, if applicable.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, AND TO THE EXTENT APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

      EACH PERSON HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY TEXAS STATE COURT LOCATED IN HARRIS COUNTY, OR ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when a counterpart hereof shall have been signed by all the parties hereto.

      This Agreement constitutes the entire agreement among the parties in regard to the subject matter set forth herein and may not be modified by prior or simultaneous oral agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

Borrowers:

CORE LABORATORIES N.V., a Netherlands
limited liability company

BY: Core Laboratories International B.V., its
sole Managing Director

By:

CORE LABORATORIES LP, a Delaware limited partnership,

BY: Core Laboratories LLC, its General Partner

By:

Guarantors:

CORE LABORATORIES N.V., a Netherlands
limited liability company

CORE LABORATORIES LP, a Delaware limited partnership

CORE LABORATORIES SALES N.V., a Netherlands Antilles limited liability company

CORE LABORATORIES CANADA LTD., an Alberta, Canada corporation

SAYBOLT LP, a Delaware limited partnership

OWEN OIL TOOLS LP, a Delaware limited partnership